UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Amendment No. 1

Filed by the Registrant    ☒            Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-12

Teradata Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

This Amendment No. 1 to Schedule 14A is filed solely to correct a clerical error in the Definitive Proxy Statement filed by Teradata Corporation (the “Company”) with the Securities and Exchange Commission on March 1, 2017 (the “Proxy Statement”). After filing the Proxy Statement, the Company discovered that, in the 2016 Summary Compensation Table, Mr. Lund’s total compensation (right column) was inadvertently shown as “$9,31,547” rather than the correct “$9,313,547.” No other changes are being made in the Proxy Statement.

NOTICE OF 2017 ANNUAL MEETING

AND PROXY STATEMENT

Message to Stockholders

March 1, 2017

Dear Fellow Stockholder:

I am pleased to invite you to attend Teradata Corporation’s 2017 Annual Meeting of Stockholders on April 19, 2017. The meeting will begin promptly at 8:00 a.m. local time at the Waldorf Astoria Chicago, 11 East Walton Street, Chicago, Illinois 60611.

This proxy statement, which includes a notice of the 2017 annual meeting, tells you more about the agenda and procedures for the meeting. It also describes how our Board of Directors operates and gives information about director candidates and general compensation and corporate governance matters.

Since last year’s annual meeting, Teradata continued its business transformation process and took a number of significant actions to increase shareholder value, principally the development and initial implementation of our new strategic direction as announced at our Analyst Day on November 17, 2016. During 2016, Teradata made great strides in developing and implementing key steps of our business transformation, including: refocusing the Company’s strategy away from simply selling technology to information technology buyers and toward delivering business value to business users as a trusted advisor; expanding our core data warehouse market opportunity by making it easier for customers to buy our solutions and by providing Teradata data warehousing in the public cloud; and transitioning from perpetual to subscription-based Teradata database licenses, which will result in a more predictable, recurring revenue stream for the company.

In addition, as described on page 37 of this proxy statement, stockholder engagement has always been an important part of Teradata’s business practices, and we greatly value the input we receive from our investors. We are in frequent communication with stockholders on a variety of matters, including operations, corporate governance practices and executive compensation and have designed our executive compensation program in a way that addresses the input provided through our stockholder outreach efforts. During 2016, we continued to modify our executive compensation program to address common themes expressed by our investors. These changes connect pay and performance more closely than ever and enhance the alignment of our executive compensation program with your long-term interests.

Our Board of Directors continues to evolve, and we remain committed to ensuring that it includes a highly qualified and diverse group of directors who are well-equipped to oversee the success of Teradata’s business and effectively represent your interests. Just recently, we added two directors who bring new technological and business growth expertise to the board. We encourage you to review the qualifications, skills and experience that we have identified as important attributes for each of our directors as described beginning on page 6 of this proxy statement.

Victor Lund, Teradata’s new President and Chief Executive Officer, and I look forward to seeing you at the annual meeting. If you plan to attend, please send an email to investor.relations@teradata.com to receive a meeting reservation request form. In addition, you are welcome to share your thoughts or concerns with us on any topic. Communications can be addressed to directors in care of the Corporate Secretary, Laura Nyquist, at 10000 Innovation Drive, Dayton, Ohio 45342 or by email at the address listed above.

Every vote is important. Whether or not you plan to attend the annual meeting, I urge you to authorize your proxy as soon as possible so that your stock may be represented at the meeting.

We value your support and thank you for your commitment to Teradata.

Sincerely,

James M. Ringler
Chairman of the Board

TERADATA CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME

8:00 a.m. local time

DATE

Wednesday, April 19, 2017

PLACE

Waldorf Astoria Chicago

11 East Walton Street, Chicago, Illinois 60611

PURPOSE

•

Elect Ms. Cooper and Messrs. Fishback, Kepler and Stavropoulos to serve as Class I directors for three-year terms expiring at the 2020 annual meeting of stockholders and to hold office until their respective successors are duly elected and qualified;

•	Advisory (non-binding) vote to approve executive compensation (a “say-on-pay” vote);

•	Advisory (non-binding) vote on the frequency of say-on-pay votes;

•	Vote on the ratification of the appointment of our independent registered public accounting firm for 2017; and

•	Transact such other business as may properly come before the meeting and any adjournment or postponement of the meeting by or at the direction of the Board of Directors.

OTHER IMPORTANT INFORMATION

•	Record holders of Teradata common stock at the close of business on February 22, 2017, may vote at the meeting.

•

Your shares cannot be voted unless they are represented by proxy or in person by the record holder at the meeting. Even if you plan to attend the meeting, please submit a proxy to ensure that your shares are represented at the meeting.

INTERNET AVAILABILITY

Important Notice Regarding the Availability of Proxy Materials for the 2017 Annual Meeting of Stockholders to Be Held on April 19, 2017: This notice of the 2017 annual meeting of stockholders and proxy statement, our 2016 annual report, and form of proxy and voting instruction card are available at http://www.proxyvote.com.

By order of the Board of Directors,

Laura Nyquist
General Counsel and Secretary

March 1, 2017

    10000 Innovation Drive

    Dayton, OH 45342

PROXY STATEMENT

General Information

On behalf of the Board of Directors of Teradata Corporation, a Delaware corporation (“Teradata”, the “Company”, “we” or “us”), we are requesting your proxy for the 2017 annual meeting of stockholders and any adjournments or postponements that follow. The meeting will be held at 8:00 a.m. local time, on April 19, 2017, at the Waldorf Astoria Chicago, 11 East Walton Street, Chicago, Illinois 60611. At the meeting, we will: (1) consider the election of Ms. Cooper and Messrs. Fishback, Kepler and Stavropoulos as Class I directors for three-year terms expiring in 2020; (2) vote on an advisory (non-binding) basis to approve executive compensation as disclosed in this proxy statement (a “say-on-pay” vote); (3) vote on an advisory (non-binding) basis to approve the frequency of say-on-pay votes; (4) vote on the ratification of the appointment of our independent registered public accounting firm for 2017; and (5) transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

This proxy statement contains information about the 2017 annual meeting, as well as information regarding the voting process, director elections, our corporate governance programs, and executive and director compensation, among other things. We are furnishing this proxy statement together with our 2016 annual report and form of proxy and voting instruction card (“proxy card”). Proxy materials for the 2017 annual meeting of stockholders are being made available in printed form on or about March 13, and they will be available online on or about March 14, 2017.

YOUR VOTE IS IMPORTANT!

Whether or not you plan to attend the annual meeting, please vote your shares as soon as possible by phone, Internet, or mail if you are receiving paper proxy materials. By using the Internet or phone voting methods, you help us reduce costs and respect the environment. Both are fast, convenient, and environmentally-friendly.

If you are a stockholder of record (i.e., you directly hold your common stock through an account with our transfer agent, Computershare Investor Services), you can vote your shares using one of the following three methods. If you are a beneficial owner (i.e., you indirectly hold your common stock through a nominee such as a bank or broker), you can vote your shares using the methods provided by your nominee.

VOTE BY INTERNET http://www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information.	VOTE BY PHONE 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions.

VOTE BY MAIL

Vote Processing, c/o Broadridge,
51 Mercedes Way, Edgewood, NY 11717

If you receive paper proxy materials, mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to the address shown above.

Who may vote at the meeting?

Only stockholders of record may vote at the meeting. A stockholder of record is a stockholder as of the close of business on February 22, 2017, the record date for the meeting. On the record date, there were 130,887,589 shares of common stock outstanding.

How many votes do I have?

For each share of common stock you own, you are entitled to cast one vote on each director candidate submitted for election and to cast one vote on each other matter properly brought before the meeting.

When will I receive my proxy materials?

Proxy materials for the 2017 annual meeting of stockholders are being made available in printed form on or about March 13. They will be available online on or about March 14.

How do I access my proxy materials?

Notice and Access. Proxy materials (including our 2016 annual report, notice of the 2017 annual meeting of stockholders and proxy statement, and proxy card) are being made available via the Internet pursuant to the “notice and access” rules of the Securities and Exchange Commission (“SEC”). A Notice of Internet Availability of Proxy Materials (“Notice”) is being mailed to most of our record and beneficial stockholders. The Notice includes instructions on how to access the proxy materials on the Internet or request printed copies of these materials. To receive future proxy materials by mail or email, follow the instructions included with the Notice. If you previously elected to receive materials via mail or email delivery, you will not receive the Notice, but you will receive your materials via the delivery method you requested.

Electronic Delivery. At their request, many stockholders are receiving an email providing them with links to receive the Notice and Internet access to the proxy materials rather than receiving a printed copy of the Notice or printed proxy materials.

Paper Copies. If you have previously requested paper copies of your proxy materials, or are otherwise required to receive paper copies, you will receive the 2017 proxy materials, including notice of the meeting, in printed form unless you consent to receive these documents electronically in the future.

How do I receive my proxy materials electronically?

If you are a stockholder of record (i.e., you directly own your common stock through an account with our transfer agent, Computershare Investor Services), you can choose to access your Teradata proxy materials electronically and save the cost of producing and mailing a Notice and other documents by following the instructions provided at http://www.investordelivery.com or by following the prompt if you choose to authorize your proxy over the Internet. You must provide your sixteen-digit control number listed on your Notice or proxy card to make this election.

Your election to receive proxy materials by electronic access will remain in effect until you revoke your consent at http://www.proxyvote.com, or your consent is deemed to be revoked under applicable law. You must provide your sixteen-digit control number to revoke your consent.

If you are a beneficial owner (i.e., you indirectly hold your common stock through a nominee such as a bank or broker), please review the information provided by your nominee for instructions on how to elect to view future proxy statements and annual reports over the Internet.

Please keep in mind that choosing electronic delivery saves the Company and its stockholders money and preserves natural resources.

How do I obtain a separate set of proxy materials?

To save costs, only one set of proxy materials is being printed and mailed to stockholders who have requested printed copies and share an address, unless otherwise requested or required under applicable law. If you have multiple Teradata common stock record accounts and/or share an address with a family member who is a Teradata stockholder and want to receive more than one copy of the Notice and/or proxy materials, you may contact our mailing agent, Broadridge Financial Solutions, at Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York, 11717 (phone: 1-800-542-1061). Broadridge will mail you a separate copy of the proxy materials and will remove you from the householding program within thirty days after receipt of this request.

How can I vote my shares of Teradata stock?

Your vote is important. Your shares can be voted at the annual meeting only if you are a record stockholder and present in person or represented by proxy. Even if you plan to attend the meeting, we urge you to authorize your proxy in advance. You may vote your shares by authorizing a proxy over the Internet or by telephone. In addition, if you received paper copies of the proxy materials by mail, you can also submit a proxy by mail by following the instructions on the proxy card. Voting your shares by authorizing a proxy over the Internet, by telephone or by written proxy card will ensure your representation at the annual meeting regardless of whether you attend in person.

If you are a stockholder of record, please authorize your proxy electronically by going to the http://www.proxyvote.com website or by calling the toll-free number (for residents of the United States and Canada) listed on your Notice and proxy card. Please have your Notice or proxy card in hand when going online or calling. If you authorize your proxy via the Internet, you do not need to return your proxy card. If you choose to authorize your proxy by mail, simply mark your proxy card, and then date, sign and return it in the postage-paid envelope provided.

If you hold your shares beneficially through a nominee (such as a bank or broker), you may be able to authorize your proxy by telephone or the Internet as well as by mail. You should follow the instructions you receive from your nominee to vote these shares.

How do I revoke my proxy for the annual meeting?

You may revoke your proxy at any time before it is voted at the meeting by:

•	properly executing and delivering a later-dated proxy (including a telephone or Internet proxy authorization);

•	voting by ballot at the meeting; or

•	sending a written notice of revocation to the inspectors of election in care of our Corporate Secretary at Teradata Corporation, 10000 Innovation Drive, Dayton, Ohio 45342.

What if I want to vote in person at the meeting?

The method by which you vote and authorize your proxy will in no way limit your voting rights if you later decide to vote in person at the meeting. If you beneficially own your shares through a nominee (such as a bank or broker), you must obtain a proxy executed in your favor from your nominee to be able to vote at the meeting.

What are the requirements for ensuring that my shares are voted by proxy at the meeting?

Your shares will be voted at the meeting as directed by the instructions on your proxy card, voting instructions or electronic proxy if (1) you are entitled to vote, (2) your proxy was properly executed or properly exercised electronically, (3) we received your proxy prior to the voting deadlines for the annual meeting (April 18, 2017 at 11:59 p.m. for record stockholders who do not vote at the meeting, such time as directed by the nominee for beneficial owners, and April 14, 2017 for participants in our 401(k) savings plan), and (4) you did not revoke your proxy prior to or at the meeting.

How do I vote the shares I hold in the Teradata 401(k) savings plan?

If you are a participant in the Teradata 401(k) savings plan, your proxy includes the number of Teradata common stock units (share interests) allocated to your plan account. You may instruct the trustee how to vote the number of share interests allocated to your plan account. The trustee will vote the share interests allocated to your plan account in accordance with your instructions. If you do not vote your share interests in the Teradata 401(k) savings plan, the trustee will vote the unallocated share interests, as well as any allocated share interests held by the plan, in the same proportion as the share interests for which it received timely voting instructions.

What is considered a quorum to conduct the annual meeting?

To have a quorum necessary to conduct business at the meeting, it is necessary to have shares that represent (in person or by proxy) the holders of a majority of our shares of common stock outstanding on the record date, which is the close of business on February 22, 2017. Shares of common stock represented in person or by proxy (including shares that abstain with respect to a particular proposal to be voted upon and “broker non-votes”) will be counted as present for the purpose of determining whether a quorum exists at the meeting for that proposal. If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

How many votes are required to approve each item?

With respect to Proposal 1 (the election of directors), the affirmative vote of a majority of the voting power present (in person or by proxy) at the meeting and entitled to vote on the election of directors is required to elect each director.

With respect to Proposal 2 (the advisory “say-on-pay” vote on executive compensation), the affirmative vote of a majority of the voting power present (in person or by proxy) at the meeting and entitled to vote on such question is required to adopt this advisory resolution in accordance with Teradata’s bylaws. However, the results of this vote are not binding on the board, whether or not any resolution is passed under this voting standard.

With respect to Proposal 3 (the frequency of the advisory say-on-pay vote on executive compensation), the voting option (e.g., 1 year, 2 years or 3 years), if any, that receives the affirmative vote of a majority of the voting power present (in person or by proxy) at the meeting and entitled to vote on this item of business will be the option adopted by the stockholders in accordance with the voting standard established in Teradata’s bylaws. Like the say-on-pay vote, the results of this vote are not binding on the board, whether or not any option is passed under this voting standard.

With respect to Proposal 4 (the ratification of the appointment of the Company’s independent auditors), the affirmative vote of a majority of the voting power present (in person or by proxy) at the meeting and entitled to vote on such item of business is required to ratify the appointment.

Abstentions effectively count as votes “against” the adoption of a proposal and the election of a director. Moreover, if you do not instruct your nominee (such as your bank or broker) how to vote your shares with respect to the election of directors, the advisory vote on executive compensation, and the advisory vote on the frequency of votes on executive compensation, the nominee may not vote on these proposals. However, broker “non-votes” will have no effect on the outcome of the vote for any proposal or the election of any director. Broker “non-votes” occur when a nominee returns a properly executed proxy but does not vote on a particular item because the nominee has not received voting instructions from the beneficial owner and, therefore, does not have the authority to vote on a proposal.

How does the Board recommend that I vote my shares?

The Teradata Board of Directors recommends that you vote:

•	FOR the election of each of the four Class I director nominees, Ms. Cooper and Messrs. Fishback, Kepler and Stavropoulos (see page 6);

•	FOR the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement (see page 73);

•	FOR the approval, on an advisory basis, of a frequency of once every year for future advisory say-on-pay votes on executive compensation (see page 75); and

•	FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2017 (see page 76).

If you submit your proxy without specific voting instructions, your shares represented by that proxy will be voted as recommended by our board. As discussed above, if you hold your shares beneficially through a nominee (such as a bank or a broker) and fail to provide specific voting instructions to that nominee, your shares will not be voted in the election of directors, the advisory “say-on-pay” vote on executive compensation, or the advisory vote on the frequency of future advisory say-on-pay votes on executive compensation.

What do I need to do if I want to attend the annual meeting?

If you plan to attend the meeting in person, please send an email to us at investor.relations@teradata.com to request a meeting reservation request form. You may attend the meeting if you are a stockholder of record, hold a proxy for a stockholder of record, or are a beneficial owner of our common stock with evidence of ownership. If you are a beneficial owner (i.e., you hold your common stock through a nominee such as a bank or broker), please include evidence of your ownership of common stock with the form (such as an account statement showing you own Teradata common stock as of the record date). If you do not have a reservation for the meeting, you may still attend if we can verify your stock ownership at the meeting.

We will include the results of the votes taken at the meeting, as well as the frequency with which the Company intends to conduct the say-on-pay vote in light of the results of the advisory frequency vote, in a Form 8-K filed with the SEC within four business days after the date of the annual meeting or any adjournment or postponement thereof. You may also find information on how to obtain a transcript of the meeting by writing to our Corporate Secretary at Teradata Corporation, 10000 Innovation Drive, Dayton, Ohio 45342.

ELECTION OF DIRECTORS

(Item 1 on Proxy Card)

The Board of Directors is currently divided into three classes. Directors are elected by stockholders for terms of three years and hold office until their successors are elected and qualified. One of the three classes is elected each year to succeed the directors whose terms are expiring. As of the 2017 annual meeting, the terms for the directors in Classes I, II and III of the Board of Directors expire in 2017, 2018 and 2019, respectively.

Ms. Cooper and Messrs. Fishback, Kepler and Stavropoulos currently are Class I directors whose terms are expiring at the 2017 annual meeting.

For the reasons described below, each of the Class I directors has been nominated by the board for re-election through the 2020 annual meeting of stockholders and until his or her successor is elected and qualified.

Proxies solicited by the board will be voted for the election of the nominees, unless you provide a contrary instruction on your proxy. Each of the nominees has indicated his or her willingness to serve if elected. The board has no reason to believe that these nominees will be unable to serve. However, if one of them should become unavailable, the board may further reduce the size of the board or designate a substitute nominee. If the board designates a substitute, shares represented by proxies will be voted for the substitute nominee.

The Board of Directors recommends that you vote FOR the election of each of the Class I nominees as a director.

Election of each nominee requires the affirmative vote of a majority of the voting power present (in person or by proxy) at the meeting and entitled to vote on such item. If a nominee does not receive a majority vote, he or she is required to tender their resignation for consideration by the disinterested members of the Board of Directors in accordance with the board’s Corporate Governance Guidelines as described on page 19 of this proxy statement. Proxies solicited by the Board of Directors will be voted FOR each nominee, unless you specify otherwise in your proxy.

Director Qualifications

Our Board of Directors currently consists of eleven members who we believe are well-qualified to serve on the board and represent our stockholders’ best interests. As described below under the caption “Selection of Nominees for Directors,” the board and its Committee on Directors and Governance (the “Governance Committee”) select nominees with a view to establishing a Board of Directors that is comprised of members who:

•	have extensive business leadership experience,

•	bring diverse perspectives to the board,

•	are independent and collegial,

•	have high ethical standards as well as sound business judgment and acumen, and

•	understand and are willing to make the time commitment necessary for the board to effectively fulfill its responsibilities.

We believe that each of the director nominees and other directors bring these qualifications to our Board of Directors. Moreover, they provide our board with a diverse complement of specific business skills, experience and perspectives, including: extensive financial and accounting expertise, public-company board experience, knowledge of the technology and software industries and of Teradata’s business, experience with companies with a global presence and growth strategies, and extensive operational and strategic planning experience. In addition, the board believes that each of the director nominees and other directors has demonstrated outstanding achievement in his or her professional career, the willingness to participate actively in board activities and share policy-making and strategic thinking experiences, an ability to articulate independent perspectives, make analytical inquiries and take tough positions that challenge management, and a high degree of personal and professional integrity. The following describes the key qualifications, business skills, experience and perspectives that each of our directors brings to the Board of Directors, in addition to the general qualifications described above and information included in the biographical summaries provided below for each director. Based on all of these qualifications and attributes, the board believes that the directors and nominees have the appropriate set of skills to serve as members of the board.

2017 DIRECTOR NOMINEES

Class I Nominees — Current Terms Expiring in 2017

Director	Key Qualifications and Attributes	Biography

Nancy E. Cooper Retired Executive Vice President and Chief Financial Officer of CA Technologies

✓     Significant financial expertise

✓     Experience as the chief financial officer of a global, publicly-traded company in the software technology industry

✓     Strong ethics and compliance focus

✓     Audit committee experience

✓     Gender diversity

Ms. Cooper, age 63, served as the Executive Vice President and Chief Financial Officer of CA Technologies (“CA”), an IT management software provider, from August 2006 until her retirement in May 2011. She joined CA in August 2006 with nearly 30 years of finance experience. From 2001 until that time, Ms. Cooper served as Chief Financial Officer for IMS Health Incorporated, the world’s leading provider of market intelligence to the pharmaceutical and healthcare industries. Prior to joining IMS Health, she was the Chief Financial Officer of Reciprocal, Inc., a leading digital rights management and consulting firm. In 1998, she served as a partner responsible for finance and administration at General Atlantic Partners, a private equity firm focused on software and services investments. Ms. Cooper began her career at IBM Corporation where she held increasingly important roles over a 22-year period that focused on technology strategy and financial management. She serves as a director of The Mosaic Company, The Guardian Life Insurance Company of America, and Brunswick Corporation. Ms. Cooper joined our board in August 2009.

Director	Key Qualifications and Attributes	Biography

Daniel R. Fishback Former President and Chief Executive Officer of DemandTec, Inc.

✓     Experience as the chief executive officer of a global, publicly-traded company in the software industry

✓     Strong leadership skills and a proven track record driving financial growth and product development

✓     High-technology industry expertise

Mr. Fishback, age 55, served as the President and Chief Executive Officer of DemandTec, Inc. from 2001 to 2013. DemandTec is a provider of a cloud-based collaborative optimization network for retailers and consumer products companies that was acquired by IBM Corporation in 2012. From 2000 to 2001, Mr. Fishback served as Vice President of Channels for Ariba, Inc., a provider of solutions to help companies manage their corporate spending. Prior to that, he held sales and executive leadership positions at Trading Dynamics Company and Hyperion Solutions Corporation. Mr. Fishback currently serves on the board of directors for several private technology companies and serves as advisor and consultant to a number of companies, focusing on the application of analytic solutions to solve complex business problems. He joined Teradata’s board in January 2017.

David E. Kepler Retired Executive Vice President, Chief Sustainability Officer and Chief Information Officer of The Dow Chemical Company

✓     Experience as the chief information officer of a complex, global company with additional responsibility for corporate sustainability initiatives, risk management and business services operations

✓     Financial expertise

✓     Recognized leader in the area of cybersecurity

Mr. Kepler, age 64, served as the Executive Vice President, Chief Sustainability Officer and Chief Information Officer (“CIO”) of The Dow Chemical Company (“Dow”) from 2008 until his retirement in December 2014. Mr. Kepler joined Dow in 1975. He was appointed Vice President and CIO of Dow in 1998 and Corporate Vice President in 2001. At Dow, Mr. Kepler assumed responsibility for Business Services in 2004, was appointed Senior Vice President in 2006, with added responsibilities for the company’s sustainability initiatives, and appointed Executive Vice President in February 2008. He also serves on the board of directors of TD Bank Group and Autoliv, Inc. Mr. Kepler serves as a trustee of the University of California Berkeley and as a board member of the Michigan Baseball Foundation and previously served on the U.S. National Infrastructure Advisory Council that advises the President on the protection of critical infrastructure and homeland security issues. He joined our board in November 2007.

Director	Key Qualifications and Attributes	Biography

William S. Stavropoulos Chairman Emeritus of the Board of Directors of The Dow Chemical Company

✓     Distinguished career with extensive public-company board experience

✓     Leadership experience as a former chief executive officer and chairman of a major, global company

✓     Substantial business and strategic acumen

✓     In-depth knowledge of the Company

Mr. Stavropoulos, age 77, retired as Chairman of the Board of Dow on April 1, 2006. He had served in such capacity since November 2000. Mr. Stavropoulos was the President and Chief Executive Officer of Dow from 1995 to 2000 and was Chairman of the Board, President and Chief Executive Officer from 2002 to November 2004. He is the lead director of Univar, Inc., a global distributor of commodity and specialty chemicals. In addition, he is on the advisory board for Metalmark Capital LLC, a private equity investment firm, and is a trustee of the Fidelity Equity and High Income Funds. He also serves as a special advisor to Clayton, Dubilier & Rice, Inc., a private equity investment firm. He is the president and founder of the Michigan Baseball Foundation, serves as a trustee of the Rollin M. Gerstacker Foundation, and serves on the board of Artis–Naples. Mr. Stavropoulos served on the boards of Maersk Inc. from July 2002 to 2014 and Tyco International, Inc. from March 2007 until 2013. Mr. Stavropoulos joined our board in September 2007.

Other Directors

Class II — Current Terms Expiring in 2018

Director	Key Qualifications and Attributes	Biography

James M. Ringler Chairman of Teradata Corporation

✓     Experience as the chief executive officer and chairman of the board of publicly-held, global companies

✓     Extensive experience on public company boards

✓     An in-depth knowledge of the Company’s business, strategy and management team

Mr. Ringler, age 71, was named Chairman of the Board of Teradata in September 2007. He previously served as Chairman of the Board of NCR Corporation from July 2005 to September 2007, and served as NCR’s President and Interim Chief Executive Officer for approximately 6 months in 2005. He served as Vice Chairman of Illinois Tool Works Inc., a multi-billion dollar diversified manufacturer of highly engineered components and industrial systems, from 1999 until he retired in 2004. Prior to joining Illinois Tool Works, from 1997 to 1999, Mr. Ringler was Chairman of Premark International, Inc. He also served as Premark’s Chief Executive Officer from 1995 to 1999 when it merged with Illinois Tool Works. Mr. Ringler serves as a director of Autoliv, Inc., Dow, FMC Technologies, Inc., and John Bean Technologies Corporation and served on the board of Ingredion Incorporated (formerly Corn Products International, Inc.) from 2002 until May 2014. He joined our board in September 2007.

Director	Key Qualifications and Attributes	Biography

Lisa R. Bacus Executive Vice President and Global Chief Marketing Officer for Cigna Corporation

✓     Deep marketing expertise with focus on strategic planning and data analytics and knowledge of digital marketing strategies

✓     Experience as senior executive of large global companies

✓     Diverse perspectives given gender and Hispanic heritage

Ms. Bacus, age 52, is the Executive Vice President and Global Chief Marketing Officer of Cigna Corporation, a global health care products and services company. Prior to joining Cigna, Ms. Bacus was the Executive Vice President and Chief Marketer at American Family Insurance Group, a personal and commercial property and casualty insurance company, from February 2011 until May 2013, and its Vice President, Marketing, from 2008 to 2011. Before joining American Family Insurance, she held a number of marketing management positions with increasing responsibility at the Ford Motor Company from 1986 to 2008. She has served on the board of Shoutlet, Inc., a provider of enterprise social media management software, and currently serves on the board of another privately-held company and a number of non-profit boards. Ms. Bacus joined our board in January 2015.

Timothy C.K. Chou Retired President of Oracle On Demand, a division of Oracle Corporation

✓     Extensive experience with technology companies

✓     Recognized as an industry leader in cloud computing, having been featured in various publications including Forbes, Business Week, The Economist, and The New York Times as well as on CNBC and NPR

✓     Ethnic diversity

Mr. Chou, age 62, served as President of Oracle On Demand, a division of Oracle Corporation, a multi-billion dollar global provider of enterprise software and computer hardware products and services, from November 1999 until his retirement in January 2005. Prior to that, Mr. Chou served as Chief Operating Officer of Reasoning, Inc., an information technology services firm, and as Vice President, Server Products, of Oracle Corporation. Mr. Chou is a distinguished author and lecturer at Stanford University on cloud computing and he also serves on the board of directors of Blackbaud, Inc. He joined Teradata’s board in January 2017.

Director	Key Qualifications and Attributes	Biography

John G. Schwarz Co-founder and Chief Executive Officer of Visier Inc.

✓     Extensive experience within the software and technology industries as the chief executive officer and director of a global, high-technology company

✓     Operational and strategic planning experience leading a business organization that experienced high growth through both acquisitions and organic growth strategies

✓     Broad global experience and perspective

Mr. Schwarz, age 66, is the founder and Chief Executive Officer of Visier Inc., a business analytics software firm, a position he has held since April 2010. Previously, he served as Chief Executive Officer of SAP Business Objects, a unit of SAP AG, from 2008 to 2010, during which time he was a member of the executive board of SAP AG and also served on the board of directors of SAP Business Objects. From 2005 until its acquisition by SAP in 2008, he served as Chief Executive Officer of Business Objects S.A., a provider of business intelligence software and services. Mr. Schwarz served as President and Chief Operating Officer of Symantec Corporation, a provider of infrastructure security and storage management software, from 2001 to 2005. From 2000 to 2001, he served as President and Chief Executive Officer of Reciprocal Inc., which provided business-to-business secure e-commerce services for digital content distribution over the Internet. Prior to joining Reciprocal, Mr. Schwarz spent 25 years at IBM with his last position being General Manager of IBM’s Industry Solutions unit, a worldwide organization focused on building business applications and related services for IBM’s large industry customers. Mr. Schwarz serves as a director of Synopsys, Inc. and Avast Software, and served as a director of SuccessFactors, Inc. from 2010 to 2011. He is also a member of the Dalhousie University Advisory Board. He joined our board in September 2010.

Class III — Current Terms Expiring in 2019

Director	Key Qualifications and Attributes	Biography

Cary T. Fu Co-founder and retired Chairman and Chief Executive Officer of Benchmark Electronics, Inc.

✓     Experience as the chief executive officer and chairman of the board of a publicly-traded global technology company

✓     Financial expertise and experience as a chief financial officer and certified public accountant

✓     Experience co-founding and leading a high-growth business organization

✓     Diverse perspective given Taiwanese heritage and years of experience doing business in Asia

Mr. Fu, age 68, is the co-founder of Benchmark Electronics, Inc. (“Benchmark”), a publicly-held electronics manufacturing services provider. He served as Chairman of the Board of Benchmark from 2009 until his retirement in December 2012 and had been a director of Benchmark since 1990. In 2011, Mr. Fu retired as Benchmark’s Chief Executive Officer, a position he had held since September 2004. Prior to becoming Chief Executive Officer of Benchmark, he served as its President and Chief Operating Officer from May 2001 to September 2004, Executive Vice President from 1992 to 2001, and Executive Vice President, Financial Administration, from 1990 to 1992. He also serves on the board of directors of Littelfuse, Inc., and is a certified public accountant. He joined our board in July 2008.

Michael P. Gianoni President and Chief Executive Officer of Blackbaud, Inc.

✓     Experience as the president and chief executive officer of a global, publicly-traded technology company

✓     Strong operational and leadership skills and business acumen

✓     Proven track record driving financial performance improvement

✓     Deep software industry knowledge

Mr. Gianoni, age 56, is the President and Chief Executive Officer of Blackbaud, Inc., a provider of software and services specifically designed for nonprofit organizations, a position he has held since joining the company in January 2014. Previously, Mr. Gianoni was the Executive Vice President and Group President, Financial Institutions, at Fiserv, Inc., a global technology provider serving the financial services industry, from January 2010 to December 2013. He joined Fiserv as President of its Investment Services division in 2007, where he was responsible for product, technology, sales, finance, operations, and strategy. From 2006 until its acquisition by Fiserv, Mr. Gianoni was Executive Vice President and General Manager of CheckFree Corporation, a leading provider of financial e-commerce solutions. Prior to that time, he held a number of senior management positions at DST Systems Inc., an information processing and software services company. Mr. Gianoni serves as a director of Blackbaud and joined our board in January 2015.

Director	Key Qualifications and Attributes	Biography

Victor L. Lund President and Chief Executive Officer of Teradata Corporation

✓     Service as the President and Chief Executive Officer of the Company with extensive knowledge of, and experience with, the software industry and the Company’s operations, strategy and financial position

✓     Significant financial expertise

✓     Experience as the chief financial officer and chief executive officer of a large business with a high-growth model

✓     Extensive public-company board experience, particularly on audit committees

Mr. Lund, age 69, is President and Chief Executive Officer of Teradata. Previously, he served as the non-executive Chairman of the Board of DemandTec from December 2006 until February 2012, and was a member of its board from April 2005 until that time. Mr. Lund served as Chairman of the Board of American Stores from 1995 until its acquisition by Albertson’s, Inc. in June 1999, and as Chief Executive Officer of American Stores Company from 1992 until 1999. From 1999 until 2002, he served as Vice Chairman of Albertson’s. Prior to joining American Stores in 1977, Mr. Lund was a practicing certified public accountant. He also currently serves on the board of directors of Service Corporation International and has served on a number of publicly-traded company boards, including Del Monte Foods Company from March 2005 until 2011. He joined our board in September 2007.

No family relationship exists among any of the directors, nominees or executive officers. No arrangement or understanding exists between any director, nominee, or executive officer and any other person pursuant to which any director, nominee or executive officer was selected as a director, nominee or executive officer of the Company.

ADDITIONAL INFORMATION CONCERNING THE

BOARD OF DIRECTORS

The Board of Directors oversees the overall performance of the Company on your behalf. Members of the board stay informed of our business by actively participating in numerous board and committee meetings, through discussions with the Chief Executive Officer (“CEO”) and other members of management and staff, and by reviewing other materials and communications provided to them.

Corporate Governance

Our Board of Directors is elected by the stockholders to govern our business and affairs. The board selects the senior management team, which is charged with conducting our business. Having selected the senior management team, the board acts as an advisor to senior management and monitors its performance. The board reviews our strategies, financial objectives, operating plans, major risks, and plans for mitigating such risks. It also plans for management succession of the CEO, as well as other senior management positions, and oversees our compliance efforts.

To support these important duties, the board employs a strong framework of corporate governance practices, including those outlined below:

Stockholder Outreach

Stockholder engagement is an important part of our business practices, and we greatly value the input we receive from our stockholders. Teradata Investor Relations and members of Teradata management are in frequent communication with stockholders on a variety of matters, including strategy, operations, corporate governance practices, and executive compensation. In November 2016, the Company hosted an Analyst Day for investors at which the management team directly engaged with stockholders regarding Teradata’s business transformation, including the Company’s strategic and financial plans. From time to time, independent members of the board also engage with stockholders.

In 2015 and 2016, at the direction of the board, Teradata engaged in a robust stockholder outreach effort to better understand and address any concerns stockholders might have relating to the Company’s executive compensation program. In addition to compensation-related matters, a number of corporate governance matters were discussed with our stockholders during the outreach process. As described below on page 37 of the Compensation Discussion and Analysis section of this proxy statement, this engagement has been very productive and informative and, accordingly, stockholder interests have been taken into consideration in establishing a number of meaningful changes to Teradata’s executive compensation program.

Corporate Governance Guidelines

To help discharge its responsibilities, the Board of Directors has adopted Corporate Governance Guidelines on significant corporate governance issues. These guidelines address, among other things, such matters as director independence, committee membership and structure, meetings and executive sessions, and director selection, retirement, and training. The board’s Corporate Governance Guidelines, which were updated in November 2016, are found on our corporate governance website at http://www.teradata.com/governance-guidelines. The board’s independent directors meet regularly in executive session without management present and, as provided in the Corporate Governance Guidelines, the Board of Directors has selected the Chairman of the Board, who is an independent director, to preside at its executive sessions during 2017.

Board Independence and Related Transactions

We believe that the Company benefits from having a strong and independent board. For a director to be considered independent, the board must determine that the director does not have any direct or indirect material relationship with the Company that would affect his or her exercise of independent judgment. The Board of Directors has established independence standards as part of its Corporate Governance Guidelines. In general, the board must determine whether a director is considered independent, taking into account the independence guidelines of the New York Stock Exchange (“NYSE”) and the factors listed immediately following this paragraph (which are included as Exhibit B, Director Independence Standards, to the board’s Corporate Governance Guidelines referenced above) in addition to those other factors it may deem relevant. No director may qualify as independent unless the board affirmatively determines (i) under the NYSE listing standards, that he or she has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us), and (ii) under our independence standards, that the director or director candidate does not have any direct or indirect material relationship with us. Our independence standards include the following minimum criteria:

1.	A director will not be independent if:

(i)	at any time during the last three years, he or she has been an employee of Teradata, or an immediate family member of the director has been an executive officer of Teradata;

(ii)	he or she has received, or has an immediate family member who has received, during any 12-month period within the last three years, more than $120,000 in direct compensation from Teradata, other than certain limited circumstances, including: (a) compensation and other fees paid for service as a director; or (b) compensation received by an immediate family member for service as an employee of Teradata (other than as an executive officer);

(iii)	he or she has certain relationships with any firm that serves as Teradata’s internal or external auditor, including (a) the director is a current partner or employee of such firm; (b) the director has an immediate family member who is a current partner of such firm; (c) the director has an immediate family member who is a current employee of such firm and personally works on Teradata’s audit; or (d) the director or an immediate family member of the director was within the last three years a partner or employee of such a firm and personally worked on Teradata’s audit within that time;

(iv)	at any time within the past three years, the director or his or her immediate family member has been employed as an executive officer of another company where any of Teradata’s present executive officers at the same time serves or served on that company’s compensation committee; or

(v)	he or she is a current employee, or an immediate family member of the director is a current executive officer, of a company that has made payments to, or received payments from, Teradata for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues (in each case, as reported in the other company’s last completed fiscal year).

2.	A director will not be independent if he or she is an employee, or any member of the director’s immediate family is an executive officer, of a company which is indebted to Teradata or to which Teradata is indebted, and the total amount of the indebtedness exceeds the greater of $1,000,000 or 2% of the consolidated annual gross revenues of either company.

3.	A director will not be independent if he or she or any member of the director’s immediate family is an officer, director or trustee of a charitable or other tax-exempt organization, and donations by Teradata during any single fiscal year to the charitable or other tax-exempt organization within the last three years exceeds the greater of $1,000,000 or 2% of the organization’s consolidated annual gross revenues.

4.	A relationship arising solely from a director’s interest in another company or similar entity that is party to a transaction with Teradata will not be considered to be a material relationship with Teradata that would impair the director’s independence if: (i) such interest arises only from: (a) the director’s position as a director, trustee or similar position of such other company or entity, and/or (b) the direct or indirect ownership by the director and the director’s immediate family members, in the aggregate, is less than 10% of the equity or similar ownership interest in such other company or entity; and (ii) the director is not involved in the negotiation of the terms of the transaction with Teradata and does not receive any special benefits as the result of the transaction.

The board’s independence standards also provide for additional criteria for members of the Audit and Compensation and Human Resource Committees as required under applicable NYSE rules.

Our Board of Directors has affirmatively determined that all of our non-employee directors and nominees, namely Mses. Bacus and Cooper, and Messrs. Chou, Fishback, Fu, Gianoni, Kepler, Ringler, Schwarz, and Stavropoulos, meet the NYSE listing independence standards and our independence standards for the board and the committees on which they serve. In making this determination, the board considered transactions in 2015 and 2016 pursuant to which Cigna and its affiliate purchased data warehouse and marketing applications products and related services from Teradata, and Teradata purchased employee benefit program services, with aggregate sales attributed to such purchases significantly below 2% of the annual revenues of either company. The board concluded that Ms. Bacus’ relationship as an officer of Cigna does not disqualify her from being deemed independent under these standards. There were no other transactions, relationships or arrangements in fiscal year 2016 that required review by the board for purposes of determining director independence.

Board Leadership Structure

While our Corporate Governance Guidelines do not require that our Chairman and CEO positions be separate, our board believes that having separate positions and having an independent director serve as Chairman is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance. Our board is led by an independent Chairman, Mr. Ringler. Our CEO, Mr. Lund, is the only member of the board who is not an independent director. We believe that this leadership structure enhances the accountability of the CEO to the board, strengthens the board’s independence from management and benefits independent risk oversight of the Company’s day-to-day risk management activities. In addition, separating these roles allows Mr. Lund to focus his efforts on running our business and managing the Company in the best interests of our stockholders, while we are able to benefit from Mr. Ringler’s prior experience as a chairman of other public company boards.

Board Oversight of Risk

Management is responsible for the Company’s day-to-day risk management activities, and our board’s role is to engage in informed risk oversight. In fulfilling this oversight role, our Board of Directors focuses on understanding the nature of our enterprise risks, including our operations and strategic direction, as well as the adequacy of our risk management process and overall risk management system. The board’s committee structure and the collective knowledge and experience of its members promotes a broad perspective, open dialogue and useful insights regarding risk, thereby increasing the effectiveness of the board’s role in risk oversight. There are a number of ways our board performs this function, including the following:

•	at its regularly scheduled meetings, the board receives management updates on our business operations, financial results, and strategy and discusses risks related to the business;

•

the Audit Committee assists the board in its oversight of risk management by overseeing the Company’s enterprise risk management process and discussing with management – particularly, the Chief Financial Officer, Vice President, Enterprise Risk and Assurance Services, Chief Ethics, Compliance & Privacy Officer, and Director, Corporate Security – the Company’s guidelines and policies regarding financial and enterprise risk management and risk appetite, including: (i) major risk exposures such as, for example, financial, cybersecurity, data privacy, business continuity, and legal and regulatory risks, and the steps management has taken to monitor and control such exposures; and (ii) internal audit and ethics and compliance updates, as well as whistleblower updates, if any; and

•

through management updates and committee reports, the board monitors our risk management activities, including the enterprise risk management process, risks relating to our compensation programs, and financial and operational risks being managed by the Company.

Compensation Risk Assessment

Based on an analysis conducted by management and reviewed by the Board of Directors, we do not believe that our compensation programs for employees are reasonably likely to have a material adverse effect on the Company.

Executive Management Succession Planning

In consultation with its Compensation and Human Resource Committee and CEO, the Board of Directors regularly reviews short- and long-term succession plans for all senior management positions and, in particular, our CEO. The criteria used when assessing the qualifications of potential CEO successors include, among others, strategic vision and leadership, continuity of our culture, operational excellence, financial management, executive officer leadership skills, ability to motivate employees, as well as an ability to develop an effective working relationship with the board and engender the confidence of our stockholders. Our current CEO, management team and Board of Directors are committed to overseeing a robust succession plan for the Company. To that end, we are identifying and developing a team of capable, willing and enthusiastic internal CEO and senior management candidates through increased responsibilities, additional opportunities to engage with investors and our board, as well as outside development education and other similar leadership enhancement activities.

Code of Ethics

We have a Code of Conduct that sets the standard for ethics and compliance for all of our employees, including our officers, directors, chief accounting officer, and corporate controller. Our Code of Conduct is available on our corporate governance website at http://www.teradata.com/code-of-conduct.

Section 16(a) Beneficial Ownership Reporting Compliance

To the best of our knowledge, all of our executive officers and directors timely filed the reports required under Section 16(a) of the Securities Exchange Act of 1934, other than Mr. Ringler, who, because of an inadvertent error in describing certain estate planning transactions, was late in filing 4 reports reporting 16 related transfers of shares to family entities for estate planning purposes. None of the transactions resulted in any change in the total number of shares reported as beneficially owned by Mr. Ringler.

Meetings and Meeting Attendance

The board and its committees met a total of 29 times last year. In 2016, each of the directors attended 75% or more of the total number of meetings of the board and the committee(s) on which he or she serves. In addition, under the board’s Corporate Governance Guidelines, our directors are expected to attend our annual meeting of stockholders each year. All of our directors attended the 2016 annual meeting of stockholders.

Selection of Nominees for Directors

The Board of Directors and the Governance Committee are responsible for recommending candidates for membership to the board. The director selection process and director qualification guidelines are described in detail in the board’s Corporate Governance Guidelines, which are posted on our corporate governance website at http://www.teradata.com/governance-guidelines.

In determining candidates for nomination, the Governance Committee will seek the input of the Chairman of the Board and the CEO and will consider individuals recommended for board membership by our stockholders in accordance with our bylaws and applicable law. In general, we desire to have a balanced group of directors that can perpetuate the Company’s long-term success and represent stockholder interests generally through the exercise of sound business judgment using its diversity of experiences and perspectives.

As part of the selection process, the board and the Governance Committee use the qualification factors listed in our Corporate Governance Guidelines and examine candidates’ business skills and experience, personal integrity, judgment, and ability to devote the appropriate amount of time and energy to serving the best interests of stockholders, in addition to the objectives and desired composition of the board as a whole and the Company’s current and future needs. Although we do not have a formal diversity policy, the Governance Committee and the board also consider the desire for diverse perspectives that can be gained through different professional experiences, backgrounds, and education, as well as gender, race or ethnic diversity. As described under the caption “Director Qualifications” on pages 6 to 7 of this proxy statement, we believe our directors have very diverse perspectives, business skills, experience, and backgrounds.

Stockholders wishing to recommend individuals for consideration as directors should submit their suggestions in writing to the Corporate Secretary of the Company in accordance with the provisions of our bylaws which require the recommending stockholder to provide, among other things, the candidate’s name, age, residential and business contact information, detailed biographical data and qualifications for service as a board member, the class or series and number of shares of Teradata’s capital stock (if any) which are owned beneficially or of record by the candidate, a document signed by the candidate indicating the candidate’s willingness to serve, if elected, and evidence of the stockholder’s ownership of our stock. Recommendations by stockholders that are made in this manner will be evaluated in the same manner as other candidates. Stockholders who intend to nominate directors for election at our next annual meeting of stockholders must follow the procedures described in our bylaws, which are available on our corporate governance website at http://www.teradata.com/articles-and-bylaws. See “Procedures for Stockholder Proposals and Nominations” on page 81 of this proxy statement for further details regarding how to nominate directors.

The directors nominated by the Board of Directors for election at the 2017 annual meeting were recommended by each of the members of Governance Committee following the process described above. See “Director Qualifications” and “Nominees” on pages 6 through 9 of this proxy statement for further details regarding the reasons and director attributes supporting these nominations. All of these candidates for election are currently serving as our directors and have been determined by the board to be independent.

Under the board’s Corporate Governance Guidelines, if any director who is nominated for election at the 2017 annual meeting is not re-elected by the required majority vote, such director is required to promptly offer his or her resignation. The Board of Directors, giving due consideration to the best interests of the Company and our stockholders, is required to evaluate the relevant facts and circumstances, including whether the underlying cause of the director’s failure to receive the required majority vote can be cured, and make a decision on whether to accept the offered resignation. Any director who offers a resignation pursuant to this provision cannot participate in the board’s decision process. The Board of Directors will promptly disclose publicly its decision and, if applicable, the reasons for rejecting the offered resignation. If the board accepts a director’s resignation pursuant to this process, the Governance Committee will recommend to the Board of Directors whether to fill the resulting vacancy or reduce the size of the board.

COMMITTEES OF THE BOARD

Committee Structure and Responsibilities

Our Board of Directors has four committees: the Audit Committee, the Compensation and Human Resource Committee, the Committee on Directors and Governance, and the Executive Committee.

Audit Committee: The Audit Committee is the principal agent of the Board of Directors in overseeing our accounting and financial reporting processes and audits of our financial statements and internal controls, including assisting in the board’s oversight of (i) the integrity of our financial statements, (ii) our compliance with ethical, legal and regulatory requirements, (iii) the qualifications, independence and performance of our independent registered public accounting firm, and (iv) the qualifications and performance of our internal audit function and internal auditors.

The Audit Committee also:

•

is directly responsible for the appointment, compensation, retention, and oversight of our independent registered public accounting firm and pre-approving all audit services, as well as any audit-related, tax and other non-audit services, to be performed by such firm;

•	oversees the negotiation of audit fees in connection with the retention of our independent registered public accounting firm;

•	reviews and discusses with our independent registered public accounting firm its quality control procedures;

•	regularly reviews the annual audit plan of our independent registered public accounting firm, including the scope of audit activities, and monitors the progress and results of the annual audit;

•

meets with the independent registered public accounting firm, the internal auditors and management to review and discuss the internal audit scope and plan, the results of internal audit activities, and the adequacy of our internal controls and financial, accounting and reporting processes;

•	oversees the appointment, removal, performance, and compensation of our chief audit executive;

•

discusses with management and the independent registered public accounting firm our annual audited financial statements and unaudited quarterly financial statements, and recommends to the board that the audited financial statements be included in the Company’s annual report filing with the SEC;

•

discusses with management and the independent registered public accounting firm (i) all critical accounting policies and practices used, (ii) any significant financial reporting issues and judgments made in connection with the preparation of our financial statements, including analyses of the effects of alternative accounting methods under generally accepted accounting principles that have been discussed with management and the treatment preferred by the independent registered public accounting firm, (iii) the effect of regulatory and accounting initiatives and off-balance sheet structures on our financial statements, and (iv) any other reports required by law to be delivered by the independent registered public accounting firm, including any management letter or schedule of unadjusted differences;

•

is directly responsible for oversight of our major financial and enterprise risk exposures such as, for example, financial, cybersecurity, information technology (“IT”), data privacy, business continuity, and legal and regulatory risks, and regularly discusses management’s plans related to these areas;

•

receives periodic reports from our internal auditors on findings of fraud, if any, and its significant findings regarding the design and/or operation of internal control over financial reporting as well as management responses to such findings;

•	reviews our periodic SEC filings and our quarterly earnings releases;

•	oversees our ethics and compliance program;

•	prepares the committee report required pursuant to the rules of the SEC for inclusion in our proxy statements;

•	ensures that the Company has established procedures for the confidential submission of employee concerns regarding accounting or auditing matters, as required by The Sarbanes-Oxley Act of 2002; and

•	reviews relationships between the Company and our independent registered public accounting firm or any of its subsidiaries to ascertain the independence of the external auditors.

The Audit Committee has three members, Ms. Cooper and Messrs. Fu and Kepler, each of whom meets the NYSE listing independence standards, is independent under our recently-updated independence standards and financially literate, as determined by the board under applicable NYSE standards. In addition, the board has determined that because of their accounting and financial management expertise, two out of three of the members of the Audit Committee, including the committee Chair, are “audit committee financial experts,” as defined under SEC regulations. No member of the committee may receive any compensation, consulting, advisory or other fee from us, other than board compensation described below under the caption “Director Compensation,” as determined in accordance with applicable SEC and NYSE rules. Each Audit Committee member is limited to serving on the audit committees of two other public companies, unless the Board of Directors evaluates and determines that these other commitments would not impair the director’s effective service to us.

A more detailed discussion of the committee’s mission, composition, and responsibilities is contained in the Audit Committee Charter. A copy of this charter, which was last amended by the committee on November 29, 2016, can be found on our corporate governance website at http://www.teradata.com/audit-committee-charter. A report of the Audit Committee is set forth below on page 77 of this proxy statement.

Compensation and Human Resource Committee:  In general, this committee (i) discharges our board’s responsibilities relating to the compensation of our executives, (ii) provides general oversight of our management compensation philosophy and practices, benefit programs, and strategic workforce initiatives, (iii) oversees succession planning and leadership development activities, and (iv) reviews and approves our overall compensation principles, objectives and programs covering executive officers and key management employees as well as the competitiveness of our total executive officer compensation practices. The Compensation and Human Resource Committee also:

•	evaluates and reviews the performance levels of our executive officers in light of the Company’s goals and objectives and determines base salaries and equity and incentive awards for such officers;

•	establishes the annual goals and objectives of the CEO, after consulting with the independent members of the board;

•	at executive session of the Board of Directors, discusses its evaluation of, and determination of compensation for, the CEO based on the CEO’s performance against annual goals and objectives;

•	reviews and, as needed, recommends to our Board of Directors for approval our executive compensation plans, including incentive compensation plans, and all equity-based compensation plans;

•

oversees our plans for management succession and development and, on an annual basis, assists the Board of Directors in reviewing and monitoring succession planning, particularly with respect to the CEO;

•

reviews and discusses with management the disclosures in our proxy statements with respect to executive compensation policies and procedures and produces the committee’s annual report related to such disclosure for inclusion in our proxy statements;

•	reviews management’s proposals to make significant organizational changes or significant changes to existing executive officer compensation plans;

•	reviews the stock ownership guidelines and compliance of the CEO and other executive officers with such guidelines;

•	exercises administrative and oversight functions assigned to the committee under the Company’s various benefit plans, including the Company’s 401(k) savings plan;

•	oversees the Teradata Benefits Committee to which it delegated oversight and management responsibilities for U.S.-based employee benefit plans;

•	periodically reviews and monitors the Company’s diversity and inclusion practices; and

•

reviews and makes recommendations to the board with respect to stockholder approval of executive compensation (say-on-pay votes) and the frequency of say-on-pay votes, including review of stockholder feedback as appropriate.

The Compensation and Human Resource Committee has three members, Ms. Bacus and Messrs. Ringler and Schwarz, each of whom the Board of Directors has determined meets the NYSE listing independence standards and our independence standards. The committee may form subcommittees with authority to act on the committee’s behalf as it deems appropriate and has delegated authority to our CEO and Chief Human Resource Officer to award equity to individuals other than executive officers in limited instances. In addition, the CEO conducts annual performance evaluations of executives and, after consulting with the Chief Human Resource Officer, provides this committee with his assessments and recommendations with respect to the amount and form of compensation for such executives.

In July 2016, this committee extended the engagement of Semler Brossy Consulting Group, LLC as its outside compensation consultant to assist the committee in the development of our executive compensation and benefit programs, including the amount and form of such compensation, and in the evaluation of our CEO. The rules for the use of the compensation consultant by the committee and management include the following: (i) only the committee and its Chair can hire or fire the consultant; (ii) on an annual basis, the consultant will provide the committee with a letter of the projected scope of services for the year; (iii) the consultant’s work will be coordinated with our Chief Human Resource Officer and any project undertaken at management’s request will be with the knowledge and consent of the committee Chair; (iv) the consultant will have direct contact with the committee; and (v) the committee will evaluate the performance of the consultant on an annual basis. In 2016, management did not engage the outside compensation consultant to perform any services for the Company. Moreover, the Compensation and Human Resource Committee reviewed the independence of the consultant in light of SEC rules and NYSE listing standards regarding compensation consultants and has concluded that the firm’s work for the committee is independent and does not raise any conflicts of interest. A more detailed discussion of the committee’s mission, composition, and responsibilities is contained in the Compensation and Human Resource Committee Charter, which was last amended on April 29, 2013, and is available on our corporate governance website at http://www.teradata.com/compensation-committee-charter. A report of the committee is set forth below on page 32 of this proxy statement.

Committee on Directors and Governance: This committee is responsible for reviewing the board’s corporate governance practices and procedures, and:

•	establishes procedures for evaluating the performance of the Board of Directors and oversees such evaluation;

•

reviews the composition of our Board of Directors and the qualifications of persons identified as prospective directors, recommends to the board the candidates to be nominated for election as directors, and, in the event of a vacancy on the board, recommends any successors;

•	reviews and makes recommendations to the board concerning non-employee director compensation;

•	sees that proper attention is given, and appropriate responses are made, to stockholder concerns regarding corporate governance matters; and

•	oversees the Company’s Related Person Transactions Policy and Corporate Governance Guidelines.

The Governance Committee has directly engaged Semler Brossy Consulting Group, LLC as its consultant to review our director compensation program in prior years. However, because the committee did not make any changes to such program in 2016, it did not engage a compensation consultant last year.

The Governance Committee is composed entirely of independent directors, Messrs. Gianoni, Ringler and Stavropoulos. The committee approved the nomination of the candidates reflected in Proposal 1. A more detailed discussion of the committee’s mission, composition and responsibilities is contained in its charter, which was last amended on November 29, 2016, and is available on our corporate governance website at http://www.teradata.com/committee-on-directors-and-governance-charter.

Executive Committee: The Executive Committee has three members, Messrs. Lund, Ringler, and Stavropoulos. This committee has the authority to exercise all powers of the full Board of Directors, except those prohibited by applicable law, such as amending the bylaws or approving a merger that requires stockholder approval. This committee meets between regular board meetings if urgent action is required.

Board Committee Membership as of December 31, 2016
Name	Executive Committee		Compensation and Human Resource Committee		Audit Committee		Committee on Directors and Governance
James M. Ringler		*
Lisa R. Bacus
Timothy C.K. Chou
Nancy E. Cooper						*
Daniel R. Fishback
Cary T. Fu
Michael P. Gianoni
David E. Kepler
Victor L. Lund
John G. Schwarz				*
William S. Stavropoulos								*
Number of meetings in 2016	0		8		9		4
*	Chair

Note: Since the end of 2016, Mr. Gianoni has been appointed Chair of the Committee on Directors and Governance, and Mr. Stavropoulos no longer serves on the Compensation and Human Resource Committee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During our fiscal year 2016, no member of the Compensation and Human Resource Committee was a current or former officer or employee of the Company. None of our executive officers served as a member of the compensation committee (or board of directors serving the compensation function) or director of another entity where such entity’s executive officers served on our Compensation and Human Resource Committee or board.

COMMUNICATIONS WITH DIRECTORS

Stockholders and interested parties wishing to communicate directly with our Board of Directors, any individual director, the Chairman of the Board, or our non-management or independent directors as a group are welcome to do so by writing our Corporate Secretary at Teradata Corporation, 10000 Innovation Drive, Dayton, Ohio 45342. The Corporate Secretary will forward any communications as directed. Any matters reported by stockholders or interested parties relating to our accounting, internal accounting controls or auditing matters will be referred to members of the Audit Committee as appropriate. Anonymous and/or confidential communications with the Board of Directors may also be made by writing to this address. For more information on how to contact our board, please see our corporate governance website at http://www.teradata.com/contact-the-board.

RELATED PERSON TRANSACTIONS

Our Related Person Transactions Policy was adopted by the Board of Directors in 2007, and the board approved minor amendments to the policy in January 2013. Under this policy, the board’s Committee on Directors and Governance (the “Governance Committee”) is responsible for reviewing and approving each transaction in which Teradata was a participant involving or potentially involving an amount in excess of $120,000 and in which a related person had a material interest. A related person is any director or executive officer, any immediate family member of a director or executive officer, a 5% or more stockholder, and any immediate family member of a 5% or more stockholder.

This policy provides for approval or ratification of each related person transaction in accordance with the procedures and policies discussed below (i) by our Governance Committee, or (ii) if the Governance Committee determines that the approval or ratification of such related person transaction should be considered by all of the disinterested members of the Board of Directors, by a majority vote of the disinterested members of the board.

The policy provides for our General Counsel to advise the Chair of the Governance Committee of any potential related person transaction involving in excess of $120,000 of which the General Counsel becomes aware, including management’s assessment of whether the related person’s interest in the potential related person transaction is material. The Governance Committee is required to consider such potential related person transaction, including whether the related person’s interest in the potential related person transaction is material, unless the Governance Committee determines that the approval or ratification of such potential transaction should be considered by all of the disinterested members of the Board of Directors, in which case such disinterested members of the board will consider the potential transaction. Except as set forth below, we will not enter into a related person transaction that is not approved in advance unless the consummation of such transaction is expressly subject to ratification.

If we enter into a transaction that we subsequently determine is a related person transaction or a transaction that was not a related person transaction at the time it was entered into but thereafter becomes a related person transaction, then in either such case the related person transaction must be presented to the Governance Committee or the disinterested members of the Board of Directors, as applicable, for ratification. If the related person transaction is not ratified, then we are required to take all reasonable actions to attempt to terminate our participation in the transaction.

Factors that are reviewed by the Governance Committee or the Board of Directors, as applicable, when evaluating a potential related person transaction include: (i) the size of the transaction and the amount payable to a related person; (ii) the nature of the interest of the related person in the transaction; (iii) whether the transaction may involve a conflict of interest; (iv) whether the transaction is fair to the Company; (v) whether the transaction might impair independence of an outside director of the Company; and (vi) whether the transaction involves the provision of goods or services to us that are available from unaffiliated third parties and, if so, whether the transaction is on terms and made under circumstances that are at least as favorable to us as would be available in comparable transactions with or involving unaffiliated third parties.

STOCK OWNERSHIP

Ownership by Officers and Directors

This table shows our common stock beneficially owned as of February 1, 2017, by each named executive officer included in the Summary Compensation Table found on page 56 of this proxy statement, each non-employee director, and the directors and executive officers and certain former executive officers as a group.

Name	Total Shares Beneficially Owned(1)	Shares Covered by Options(2)	% of Class Beneficially Owned(3)
Non-Employee Directors
Lisa R. Bacus, Class II Director	17,632	0	*
Timothy C.K. Chou, Class II Director	0	0	*
Nancy E. Cooper, Class I Director	48,382	18,642	*
Daniel R. Fishback, Class I Director	0	0	*
Cary T. Fu, Class III Director	57,010	29,312	*
Michael P. Gianoni, Class III Director	16,104	0	*
David E. Kepler, Class I Director	73,439	13,206	*
James M. Ringler, Chairman of the Board and Class II Director(4)	139,701	38,437	*
John G. Schwarz, Class II Director	41,730	9,423	*
William S. Stavropoulos, Class I Director(5)	99,183	23,954	*

Current Named Executive Officers
Victor L. Lund, President, Chief Executive Officer and Class III Director	56,605	0	*
Stephen Scheppmann, Executive Vice President and Chief Financial Officer(6)	312,538	244,486	*
John Dinning, Executive Vice President and Chief Business Officer	32,364	24,952	*
Daniel Harrington, Executive Vice President, Consulting and Support Services(7)	185,152	138,000	*
Oliver Ratzesberger, Executive Vice President and Chief Product Officer	14,230	13,091	*
Former Named Executive Officers
Michael Koehler, Former President and Chief Executive Officer	672,215	650,802	*
Robert Fair, Former Chief Operating Officer	275,835	246,946	*
Richard Morton, Former President, Americas	28,423	17,327	*

Directors and Executive Officers and certain former Named Executive Officers as a Group (20 persons)	2,289,336	1,640,795	1.73%

*	Less than one percent.

(1)	Unless otherwise indicated, total voting power and total investment power are exercised by each individual and/or a member of his or her household. This column includes: (i) shares covered by options that are exercisable within sixty days of February 1, 2017 (as listed in the “Shares Covered by Options” column); (ii) shares granted to directors, the receipt of which have been deferred, as follows: Mr. Lund, 11,628 shares; and Mr. Stavropoulos, 16,787 shares; and (iii) vested restricted share units, the receipt of which have been deferred, as follows: Mr. Fu, 14,671 units; Mr. Kepler, 3,656; Mr. Lund, 40,977 units; Mr. Ringler, 5,192 units; and Mr. Schwarz, 30,586 units.

(2)	Includes shares that the executive officer or director or his or her respective family members have the right to acquire through the exercise of stock options within sixty days after February 1, 2017. These shares are also included in the “Total Shares Beneficially Owned” column.

(3)	The total number of shares of our common stock issued and outstanding as of February 1, 2017 was 130,717,039.

(4)	Includes 93,617 shares held indirectly through a limited liability company.

(5)	Includes 2,000 shares held by Mr. Stavropoulos’ spouse, and 1,000 shares held indirectly by her through a family limited partnership.

(6)	Includes 4,837 shares attributable to units held by Mr. Scheppmann in a unitized stock fund under the Teradata 401(k) savings plan.

(7)	Includes 39,375 shares attributable to units held by Mr. Harrington in a unitized stock fund under the Teradata 401(k) savings plan.

Other Beneficial Owners of Teradata Common Stock

To the best of our knowledge, based on filings with the SEC made by beneficial owners of our stock, the following stockholders beneficially own more than 5% of our outstanding common stock.

Name and Address of Beneficial Owner	Total Number of Shares	Percent of Class(1)
First Eagle Investment Management, LLC(2) 1345 Avenue of the Americas, New York, New York 10105	17,502,775	13.39%
The Vanguard Group(3) 100 Vanguard Blvd., Malvern, Pennsylvania 19355	14,568,536	11.15%
The Bank of New York Mellon Corporation(4) 225 Liberty Street, New York, New York 10286	8,817,453	6.75%
BlackRock, Inc.(5) 55 East 52nd Street, New York, New York 10055	6,922,354	5.3%

(1)	Percent of class is based on 130,717,039 shares of Teradata common stock issued and outstanding as of February 1, 2017.

(2)	Information is based on Amendment No. 4 to Schedule 13G filed by First Eagle Investment Management, LLC with the SEC on February 7, 2017, which reported sole voting power over 16,834,362 shares and sole dispositive power over 17,502,775 shares. According to this filing, the First Eagle Global Fund, a registered investment company for which First Eagle Investment Management, LLC acts as investment adviser, may be deemed to beneficially own 12,190,179 of these shares.

(3)	Information is based on Amendment No. 7 to Schedule 13G filed by The Vanguard Group with the SEC on February 10, 2017. According to this filing, The Vanguard Group has sole dispositive power over 14,386,601 shares, shared dispositive power over 181,935 shares and sole power to vote 172,681 shares. According to this filing, (i) Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc. and a registered investment adviser, is the beneficial owner of 166,320 shares as a result of its serving as investment manager of collective trust accounts, and (ii) Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc. and a registered investment adviser, is the beneficial owner of 21,976 shares as a result of its serving as investment manager of Australian investment offerings.

(4)	Information is based on Schedule 13G filed by The Bank of New York Mellon Corporation with the SEC on February 3, 2017. According to this filing, The Bank of New York Mellon Corporation has sole dispositive power over 8,422,642 shares, shared dispositive power over 390,862 shares and sole power to vote 7,996,694 shares. According to this filing, these shares are beneficially owned by the following subsidiaries of The Bank of New York Mellon Corporation: The Bank of New York Mellon (parent holding company of Mellon Overseas Investment Corporation; BNY International Financing Corporation; The Bank of New York Mellon SA/NV; and Cutwater Holdings, LLC), BNY Mellon, National Association, BNY Mellon Trust of Delaware, The Bank of New York Mellon SA/NV (parent holding company of BNY Mellon Service Kapitalanlage-Gesellschaft mbH), The Boston Company Asset Management LLC, The Dreyfus Corporation (parent holding company of MBSC Securities Corporation), Lockwood Advisors, Inc., Mellon Capital Management Corporation, Pershing LLC, B.N.Y. Holdings (Delaware) Corporation (parent holding company of BNY Mellon Trust of Delaware), MAM (MA) Holding Trust (parent holding company of Standish Mellon Asset Management Company LLC and The Boston Company Asset Management LLC), MBC Investments Corporation (parent holding company of Mellon Capital Management Corporation; BNY Mellon Investment Management (Jersey) Ltd. and BNY Mellon Investment Management APAC LP), and Pershing Group LLC (parent holding company of Lockwood Advisors, Inc and Pershing LLC).

(5)	Information is based on Amendment No. 8 to Schedule 13G filed by BlackRock, Inc. with the SEC on January 27, 2017, which reported sole voting power over 6,219,700 and sole dispositive power over 6,922,354 shares. According to this filing, these shares are beneficially owned by the following subsidiaries of Blackrock, Inc.: BlackRock (Luxembourg) S.A., BlackRock (Netherlands) B.V., BlackRock Advisors (UK) Limited, BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management Schweiz AG, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A., BlackRock International Limited, BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Ltd, BlackRock Investment Management, LLC, BlackRock Japan Co Ltd, and BlackRock Life Limited.

DIRECTOR COMPENSATION

Teradata’s Director Compensation Program is designed to enhance our ability to attract and retain highly qualified directors and to align their interests with the long-term interests of our stockholders. The program consists of both a cash component, designed to compensate independent directors for their service on the board and its committees, and an equity component, designed to align the interests of independent directors and stockholders. Mr. Lund has received no compensation for his service on the board since his appointment as an officer of the Company in May 2016.

Annual Retainer

Under the Director Compensation Program, for the 2016-2017 board year (the period between the Company’s annual stockholders’ meetings), each non-employee member of Teradata’s board receives an annual retainer of $50,000. The Chairman of the Board of Directors (Mr. Ringler) receives an additional retainer of $100,000, and each director serving on the Audit Committee receives an additional retainer of $5,000. The Chair of the Governance Committee receives an additional retainer of $10,000. The Chair of the Audit Committee receives an additional retainer of $20,000 and the Chair of the Compensation and Human Resource Committee receives an additional retainer of $15,000.

Prior to January 1 of each year, a director may elect to receive all or a portion of his or her annual retainer in Teradata common stock instead of cash. In addition, a director may elect to defer receipt of shares of common stock payable in lieu of cash. Payments for deferred stock may be made only in shares of Teradata common stock.

Annual Equity Grant

The Director Compensation Program provides that, on the date of each annual meeting of stockholders, each non-employee director will be granted restricted share units (“RSUs”) and/or stock options to purchase a number of shares of Teradata common stock in an amount determined by the Governance Committee and approved by the board. For the 2016-2017 board year, each of the non-employee directors received an annual equity grant consisting of RSUs with a total dollar value of $250,000. The RSUs vest in four equal quarterly installments commencing three months after the grant date, and directors may elect to defer receipt of the shares of common stock payable when the RSUs vest.

Initial Equity Grant

The Director Compensation Program also provides that upon initial election to the board, each non-employee director will receive a grant of RSUs. A director may elect to defer receipt of the shares of common stock that would otherwise be received upon vesting of RSUs. The RSUs vest in four equal quarterly installments commencing three months after the grant date. Payment is made only in Teradata common stock.

No director received an initial equity grant during 2016.

Mid-Year Equity Grant

Under the Director Compensation Program, the board has the discretion, based on the recommendation of the Governance Committee, to grant mid-year equity grants in the form of stock options and/or awards of restricted shares or RSUs to directors who are newly elected to the board after the annual meeting of stockholders. If a mid-year equity grant is made in the form of RSUs, a director may elect to defer receipt of the shares of common stock that would otherwise be received upon vesting. Option grants made in connection with a mid-year equity grant will be fully vested and exercisable on the first anniversary of the grant. Restricted share unit grants made in connection with a mid-year equity grant vest in four equal quarterly installments commencing three months after the grant date. Payment is made only in Teradata common stock.

No director received a mid-year equity grant during 2016.

Benefits

We do not provide any retirement or other benefit programs for our directors.

2016 Director Compensation Table

The following table provides information on compensation paid to our non-employee directors in 2016.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Total ($)
James M. Ringler, Chairman	150,000	255,687	—	405,687
Lisa R. Bacus	50,000	255,687	—	305,687
Edward P. Boykin (4)	—	13,776	—	13,776
Nancy E. Cooper	68,611	255,687	—	324,298
Cary T. Fu	55,000	255,687	—	310,687
Michael P. Gianoni	50,000	255,687	—	305,687
David E. Kepler	55,000	302,259	—	357,259
Victor L. Lund	23,958	255,687	—	279,645
John G. Schwarz	65,000	255,687	—	320,687
William S. Stavropoulos	60,000	255,687	—	315,687

(1)	Represents the annual cash retainers earned for 2016. Mr. Boykin elected to receive his cash retainer in deferred shares payable as described in footnote 2 below. These deferred shares are reported in the “Stock Awards” column.

(2)	This column shows the aggregate grant date fair value, as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation, of RSU awards, deferred shares (also referred to as “phantom shares”) paid in lieu of cash annual retainers, and current shares paid in lieu of the cash annual retainers, in each case in 2016. For Mr. Kepler, this column also includes the grant date fair value of 1,655 shares that were distributed to him in 2016 as required pursuant to applicable Internal Revenue Service procedures, in order to correct an unintentional, inadvertent error related to his deferred share account under the Director Compensation Program. See Note 5 of the Notes to Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 (our “2016 Annual Report”) for an explanation of the assumptions we made in the valuation of these awards. The grant date fair value of the annual award for the 2016-2017 board year is $26.04.

The number of RSUs outstanding as of December 31, 2016, for each of the non-employee directors is Mr. Boykin, 0; and 4,910 for each of the other directors.

(3)	There were no options granted to the non-employee directors for the 2016-2017 board year. The number of shares underlying each option award outstanding as of December 31, 2016 for each of the non-employee directors is as follows: Mr. Ringler, 38,437; Ms. Bacus, 0; Mr. Boykin, 16,458; Ms. Cooper, 18,642; Mr. Fu, 29,312; Mr. Gianoni, 0; Mr. Kepler, 13,206; Mr. Lund, 0; Mr. Schwarz, 9,423; and Mr. Stavropoulos, 23,954.

(4)	As reported in the Company’s 2016 Proxy Statement, Mr. Boykin did not stand for re-election at the 2016 annual stockholders’ meeting and retired as a director of the Company in April 2016.

Director Stock Ownership Guidelines

Under the board’s Corporate Governance Guidelines, each director should hold stock valued at no less than ten times the amount of the annual retainer paid to such director within five years after he or she is first elected to the Teradata Board of Directors. Stock or stock units beneficially owned by the director, for which beneficial ownership is not disclaimed, including stock or stock units held in a deferral account, should be taken into account. However, for this purpose, the board does not believe it appropriate to include stock options granted to directors by the Company. All of our directors are in compliance with these ownership guidelines.

NO INCORPORATION BY REFERENCE

In our filings with the SEC, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the SEC and the information should be considered as part of the particular filing. As provided under SEC regulations, the following “Board Compensation and Human Resource Committee Report on Executive Compensation” and the “Board Audit Committee Report” contained in this proxy statement specifically are not incorporated by reference into any other filings with the SEC and shall not be deemed to be “Soliciting Material” under SEC rules. In addition, this proxy statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this proxy statement.

BOARD COMPENSATION AND HUMAN RESOURCE

COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation and Human Resource Committee of the Board of Directors (the “Committee”) manages the Company’s compensation programs on behalf of the Board of Directors. The Committee reviewed and discussed with the Company’s management the Compensation Discussion and Analysis included in this proxy statement. In reliance on the review and discussions referred to above, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

Dated: February 22, 2017

The Compensation and Human Resource Committee:

John G. Schwarz, Chair

Lisa R. Bacus, Member

James M. Ringler, Member

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (this “CD&A”) describes our compensation program for 2016 for our named executive officers, including the individuals listed in the table below (who are referred to as our “current named executive officers”):

Name	Title
Victor Lund	President and Chief Executive Officer
Stephen Scheppmann	EVP and Chief Financial Officer
Dan Harrington	EVP, Consulting and Support Services
Oliver Ratzesberger	EVP and Chief Product Officer
John Dinning	EVP and Chief Business Officer

Our named executive officers for 2016 also included three executives whose employment terminated during the year (who are referred to as our “former named executive officers”): Michael Koehler, who previously served as President and Chief Executive Officer, Robert Fair, who previously served as Chief Operating Officer and Richard Morton, who served for part of the year as the President of the Company’s Americas sales region.

Section 1: Business Overview and Program Highlights

Company Overview

Teradata experienced a year of significant transition in 2016 as the Company made great strides in continuing the business transformation process that was initially announced by our Board of Directors in the fourth quarter of 2015. This transition included the development and initial implementation of the following three key strategic changes during 2016:

•

Refocusing the Company as “business outcome led, technology enabled” by shifting from primarily selling technology to IT buyers to delivering business value to business users as a trusted advisor who can help customers leverage data and analytics to solve common challenges and drive business results.

•

Enabling Teradata analytics to be “easy to buy, easy to grow”, from traditional on-premises deployments to hybrid cloud solutions, with simplified and consistent offerings that include operating expense alternatives in addition to traditionally capital intensive outlays. Through our Teradata Everywhere™ offering, customers can now get the same performance from Teradata software regardless of their choice of deployment option.

•

Transitioning from upfront perpetual to subscription-based Teradata database licenses with new flexible deployment options – whether in the public cloud, managed cloud or on-premises, or a hybrid combination of these – which will result in a more predictable, recurring revenue stream over time for the Company.

This last change – transitioning from perpetual to subscription-based license revenue – was a major shift in strategy that occurred mid-year after the board appointed Mr. Lund as our new Chief Executive Officer (“CEO”). As described below, he not only re-energized and refocused the Company, but he also accelerated our move away from our traditional sales and deployment models leading us toward flexible pricing and delivery options for our customers. As a result of this customer-motivated transition toward subscription-based revenue, in 2016, we were not able to recognize as much upfront revenue at the time of the customer’s purchase of Teradata software; but the total value of the sales transactions was generally maintained because the revenue will be recognized over time. The bottom line is that, while 2016 revenue was impacted by nearly $70 million due to our change in strategy in the second half of the year – a significant difference from how our financial incentive targets were established for the year – the Company and its stockholders will receive the benefit of this more stable and predictable revenue longer-term over the life of the customer agreement.

Leadership Changes

In order to drive and execute Teradata’s business transformation plan, our Board of Directors made a number of senior management changes during the year. Most significantly, on May 5, 2016, the board announced that it had elected Mr. Lund, a Teradata board member since September 2007, as President and CEO. Mr. Lund succeeded Mr. Koehler, who stepped down as Teradata’s President, CEO and director at that time. Under the leadership of Mr. Lund, management worked diligently to clarify the Company’s strategy to enhance Teradata’s marketplace relevance and to realign the organization to operate with speed, clearer ownership and accountability, and greater customer focus.

Mr. Lund’s leadership of the Company has been transformative. He has injected a level of enthusiasm and focus throughout our organization that has positively impacted our employees, customers and stockholders. Employees are motivated by his frequent, energetic communications, as well as the clear direction provided by Teradata’s new strategy that was developed with his guidance. He has also gained customers’ confidence as Mr. Lund meets with them regularly to make sure Teradata maintains its role as a business-outcome led, trusted advisor. Lastly, our stockholders have benefited from Mr. Lund’s level of conviction and commitment to the Company as evidenced by the increase in Teradata’s stock price since the day before he started in May 2016, $24.40, to the day the Company announced its 2016 earnings and first quarter 2017 guidance in February 2017, $32.74 – a 34% increase.

In connection with these efforts, our Board of Directors, in consultation with our new CEO, continued to advance the evolution of the Company’s organizational model through the following senior management changes regarding our current named executive officers:

Name	New Role

Oliver Ratzesberger	He was promoted to Executive Vice President and Chief Product Officer in July 2016, with expanded responsibilities, which now include leading the Company’s research and development organization with strategic direction and quality management for all Teradata database, integrated data warehousing, big data analytics, and associated solutions, including cloud engineering and offerings.

John Dinning	His role evolved during the year as he was promoted in early 2016 to serve as the Company’s Chief Transformation Officer and then, in July 2016, he became Executive Vice President and Chief Business Officer, with expanded responsibility and oversight in the areas of strategy, product and services marketing, and corporate marketing.

Name	New Role

Stephen Scheppmann	His role as Executive Vice President and Chief Financial Officer was expanded in July 2016 to include responsibility and oversight in the areas of IT services and operations.

Dan Harrington

During the year, he stepped up to serve on an interim basis as the head of our International sales region. In August 2016, a new executive was named for that role and Dan continued to lead the Company’s customer and professional services organizations as Executive Vice President, Consulting and Support Services.

Business Highlights

The Company achieved a number of key accomplishments during 2016 as part of our business transformation, including the following:

•	We completed the development and began the implementation of our comprehensive business transformation plan that will drive the execution of our strategy.

•

In the fourth quarter, we announced (1) that Teradata would be providing its full-scale best-of-breed technology solutions via flexible deployment options in the public cloud, managed cloud, on-premises, or a hybrid combination of these – with our Teradata database software portable across all deployment options, through Teradata Everywhere, and (2) the release of our IntelliFlex™ platform which simplifies our offerings by more efficiently allowing customers to expand their Teradata analytic environments.

•

We shared our new strategic direction, financial plans, and the actions we are taking to return Teradata to revenue growth and improving long-term profitability with stockholders at a successful and well-received Analyst Day on November 17, 2016.

•

Teradata completed the sale of its marketing applications business (the “TMA business”) in the third quarter of 2016, allowing us to focus all our attention, human and financial capital on our core data and analytics business.

•

During the year, Teradata successfully reduced costs by over $100 million which, going forward, will allow the Company to reinvest in our new strategic initiatives, including the changes described above. This cost-takeout achievement was approximately 43% better than originally planned for the year.

•

For the year, Teradata met or exceeded its guidance to investors with respect to revenue and earnings per share expectations. The Company’s revenue results continued to be slightly down in 2016 from the prior year on a constant currency basis. This expected decline was primarily the result of the continued market shifts in our industry as customers’ buying patterns were delayed due to the additional technology deployment and pricing options available for their analytic solutions. This challenge was magnified during the year as Teradata’s strategy evolved, and revenue from subscription-based software licenses and cloud-based solutions was accelerated. This shift away from perpetual licenses resulted in lower revenue recognition during 2016 as revenue is recognized over the multi-year life of subscription-based customer agreements. However, this trend will benefit the Company in the longer-term with a more stable and predictable recurring revenue stream over time.

•

We are developing a team of capable, dedicated and respected leaders and introducing a new culture to the Company with an emphasis on responsibility and accountability, and our new CEO is committed to leading Teradata through our transformation process. We realize that the hardest part of Teradata’s business transformation is still ahead of us, and we are working diligently and enthusiastically to execute on our plan.

Key Changes to our Executive Compensation Program

In connection with the execution of Teradata’s business transformation plan, our executive compensation program has continued to evolve with the goal of balancing the Company’s business objectives with shareholder interests while aligning pay and performance more closely than ever. To that end, the key design changes approved in 2016 to our executive compensation program for our current named executive officers include the following:

Key changes to our 2016-2017 long-term incentive program
1.	We increased the percentage of the long-term incentive opportunity allocated to performance-based equity awards from 50% to 100% because we believe that an all-performance plan will deliver better results.
2.	We eliminated service-based restricted share units and stock options.
3.	We increased the weighting of performance-based equity awards based on relative total shareholder return over a 3-year performance period (2017-2019) from 25% to approximately 37%.
4.	We added achievement of important business transformation financial and operational measures as key performance metrics for approximately 63% of the performance-based equity awards.

In December 2016, the Compensation and Human Resource Committee (referred to in this CD&A as the “Committee”) took the bold step of basing 100% of the long-term incentive opportunity for our current named executive officers on performance-based equity awards. This decision was based on the Committee’s desire to motivate and drive our executives to develop and execute a winning business transformation plan, and then to reward them for their successes when they meet the Company’s key strategic goals. By allocating 100% of the long-term incentive opportunity to performance-based equity awards and eliminating service-based restricted share units and stock options, our compensation program is more closely aligned with Company performance than ever before, as described below and under the heading “Pay-For-Performance Commitment:”

•

Increasing the weighting under our 2016-2017 long-term incentive program of performance-based restricted share units based on total shareholder return performance over a 3-year period (from 25% to approximately 37% of total long-term incentive award value) demonstrates our commitment to align compensation with longer-term shareholder interests.

•

Our performance-based equity awards for the 2017 performance period are based on key business transformation financial and operational measures aligned to our strategy, with equal weighting between financial and operational measures. The financial measures are intended to drive growth and profitability in our core database software across different deployments, revenue growth in our consulting services business, and overall profitability. The operational measures are designed to drive the execution of our strategy through key actions for the year that cover pricing, go-to-market, implementation of Teradata Everywhere, consulting development activities, and development of a new sales incentive program for 2018.

Stockholder Engagement

In 2016 — both as a part of the proxy solicitation process and following our 2016 annual meeting — we continued soliciting input from our largest 25 institutional investors, representing nearly 75% of our outstanding shares, regarding a variety of topics of interest to those investors, including executive compensation. Our outreach team includes Investor Relations, Executive Compensation and Corporate Governance representatives from Teradata’s management team and, if requested, the independent Chair of the Committee.

We conducted conference calls with those investors who responded to our outreach efforts (and others who reached out to us) to understand their views regarding topics of interest to those investors, such as our executive compensation program and board refreshment, and to respond to their questions. During these discussions, some common themes emerged:

•	A meaningful portion of long-term incentive value should be allocated to performance-based equity awards, and

•

Although investors generally prefer 3-year performance periods over 1-year performance periods for long-term incentive awards, 1-year performance periods are acceptable if a strong rationale is provided and the applicable performance goals are directly linked to the Company’s business strategy.

The changes to our executive compensation program that were approved in 2016, as described above, were consistent with the common themes expressed by our stockholders and generally have been viewed very favorably by investors, because they reinforced the performance-oriented structure of the program. In addition, through our engagement process, shareholders reiterated their general view that there should be a reasonable basis for compensation levels for our executives as well as linkage between the design of the Company’s executive compensation program and Teradata’s future strategic direction. To that end, in Section 2 of this CD&A, we have provided detailed disclosures regarding the basis for the total compensation levels awarded to our current named executive officers and how our executive compensation program is designed to meet the Company’s business transformation goals.

We will continue to engage with our stockholders on variety of matters, including executive compensation, and take into account investor feedback in evaluating and structuring our executive compensation program.

Pay-For-Performance Commitment

The Committee has designed the compensation program for our named executive officers to be closely aligned with Company performance. Our core compensation program consists of base salary, annual incentives and long-term equity incentives (performance-based restricted share units). As illustrated below, in 2016, approximately 92% of the target total direct compensation for our CEO, Mr. Lund, and 76% for the other named executive officers, was performance-based.

Section 2: Compensation Philosophy, Policies and Practices

Our executive compensation program is designed to achieve the Company’s goal of attracting, retaining and developing global business leaders with proven capabilities to drive financial and strategic growth, while also delivering long-term stockholder value. We focus on providing compensation opportunities that are aligned with our stockholders’ interests, promote sound governance practices, and deliver pay-for-performance. The Committee has also implemented policies and practices to reduce compensation risks and align compensation with industry norms.

What We Do

 ✓       Establish Competitive Compensation Levels. We target the total direct compensation for our named executive officers at levels that are competitive in the high–technology industry — generally within a range of 15% above or below the median target level for our peer group. We also strive to maintain internal pay equity among our executives in order to retain, motivate and, as necessary, attract executive talent.

 ✓       Maintain a “Double Trigger”. Our “change in control” arrangements provide benefits on a “double trigger,” meaning that the severance benefits are paid, and equity awards vest, if our executives incur a qualifying termination in connection with a change in control.

 ✓       Minimize Compensation Risks. We periodically review our compensation program to confirm that our compensation policies and practices are not encouraging excessive or inappropriate risk-taking by our employees. Potential incentive payouts are capped and we retain discretion to adjust payouts based on the quality of Company and individual performance and adherence to our ethics and compliance programs.

 ✓       Impose Robust Stock Ownership Guidelines. Our stock ownership guidelines require our executives to achieve robust ownership requirements, ranging from 20,000 to 35,000 shares for executives other than the CEO and 135,000 shares for the CEO, and they provide that our executives generally cannot sell Teradata stock until they meet such guidelines. These guidelines encourage our executives to maintain a meaningful equity interest in the Company and a shared commitment to value creation, while satisfying their needs for portfolio diversification. Mr. Harrington and Mr. Scheppmann have each exceeded his required ownership level as of December 31, 2016, and the other current named executive officers are on track to meet the guidelines based on the timing of when they were hired and/or promoted into their current positions.

 ✓       Equity Holding Requirements. In general, our executives are required to hold 100% of the shares, net of taxes, received upon the exercise of stock options or payout of restricted share units until the minimum stock ownership guidelines are satisfied. Mr. Lund has committed to hold all shares earned under his performance-based restricted share units (net of dispositions to pay taxes incurred) while he serves as President and CEO.

What We Do

✓       Maintain a “Clawback” and “Harmful Activity” Policy. We maintain a Compensation Recovery Policy (commonly referred to as a clawback policy), which generally provides that the Company may recover cash and equity-based compensation if payout or vesting was based on financial results that were subsequently restated. The policy supports the accuracy of our financial statements and helps to align the interests of our executive officers with those of our stockholders. We also retain the right to cancel outstanding equity awards and recover realized gains if executives are terminated for cause or engage in certain other “harmful activity,” such as violating a non-competition or non-solicitation covenant or other misconduct.

✓       Retain an Independent Compensation Consultant. The Committee retains an independent consultant to assist in developing and reviewing our executive compensation strategy and to confirm that the design and pay levels of our compensation programs are consistent with market practices.

✓       Consider the Impact of Tax and Accounting Rules. The Committee takes into account the effect of tax and accounting rules in structuring our executive compensation program. For example, the 2016 annual incentive awards paid under our Management Incentive Plan and the performance-based restricted share units granted for the 2016-2017 long-term incentive program generally were intended to qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code and thus generally were intended to be fully deductible for federal income tax purposes. However, the Committee has not adopted a policy that requires all compensation to be deductible because we want to preserve the ability to provide cash or equity compensation to an executive that is not deductible under Section 162(m) if we believe that it is in our stockholders’ best interests.

✓       Review Share Utilization. We regularly review overhang levels (the dilutive impact of equity awards on our stockholders) and burn rates (the aggregate shares awarded as a percentage of total outstanding shares), and our average burn rate for the last three completed fiscal years is consistent with industry norms.

What We Don’t Do

×        No Excise Tax Gross-Ups. Our management is not entitled to receive any “gross up” payments related to excise taxes that may be imposed in connection with golden parachute arrangements under the Teradata Change in Control Severance Plan.

×        No Hedging or Pledging of Company Stock. Our insider trading policy restricts our employees, officers and directors from engaging in hedging transactions involving Teradata stock or from pledging Teradata securities.

×       No “Timing” of Equity Grants. We maintain a disciplined equity approval policy. We do not grant equity awards in anticipation of the release of material, non-public information. Similarly, we do not time the release of material, non-public information based on equity grant dates. Under our equity grant approval policy, we generally grant annual equity awards at the regular meeting of the Committee that occurs during the fourth quarter before our blackout period begins on December 15, and we do not grant equity during our quarterly blackout periods.

Section 3: Core Compensation Program

Summary of 2016 Compensation Decisions

Mr. Lund

As noted above, in 2016 we began a management transition, including the appointment of Mr. Lund as President and CEO following the departure of Mr. Koehler, our former CEO, on May 5, 2016. In connection with his appointment as President and CEO, Mr. Lund received the following compensation:

•	a base salary of $800,000 per year,

•	a target annual incentive opportunity of 125% of his base salary (prorated for 2016),

•

pro-rated 2015-2016 long-term incentive awards with a target award value of $4,000,000 (based on an annual award value of $6,000,000), which were 100% performance-based and split equally between performance-based restricted share units subject to the same 3-year total shareholder return performance goals established for other executive officers for the 2016-2018 performance period and performance-based restricted share units subject to the same non-GAAP earnings per share performance goals established for other executive officers for the 2016 performance period, and

•	participation in the health, welfare, retirement and other benefit plans (but not including our Change in Control Severance Plan) generally made available to other senior executives.

The terms of this compensation package were negotiated between Mr. Lund and the Committee. They were believed to be necessary to induce Mr. Lund to assume his role immediately upon the termination of Mr. Koehler, and the Committee retained the advice of its independent compensation consultant when establishing Mr. Lund’s compensation levels.

The Committee increased Mr. Lund’s 2016-2017 long-term incentive opportunity from $6,000,000 (annualized) to $8,400,000 to align his total compensation with competitive market median levels and in recognition of the many contributions he made in leading and driving the Company’s business transformation and shift in strategy as described above in Section 1. Prior to this increase, Mr. Lund’s total compensation was significantly below the Company’s compensation peer group’s median level. Moreover, the Committee recognized the importance of retaining Mr. Lund through the completion of the Company’s business transformation process, including Mr. Lund’s vital role both with respect to the development of operational plans to execute our new strategy and the development of a management team who is capable, willing and enthusiastic to drive this strategy forward. Based on its desire to align pay and performance, the Committee allocated this market-based increase entirely to Mr. Lund’s long-term performance-based incentive opportunity rather than base salary.

Mr. Lund’s long-term incentive awards are generally subject to the terms of the Company’s standard equity award agreements, except that a termination of Mr. Lund’s employment for any reason (other than for cause) will be treated as his retirement, given his age and tenure with the Company, with full (rather than pro-rata) vesting of any performance-based restricted share units earned if his employment terminates after 2016 (for the awards granted in May 2016) and after December 31, 2017 (for the awards granted in November 2016). However, in the event he is no longer employed by the Company, any payout of Mr. Lund’s performance-based equity awards will continue to be subject to the achievement of the performance criteria for such awards over the entire performance period. In other words, Mr. Lund would not receive any payout for his vested equity until after the completion of the applicable performance period when the Committee determines whether and to what extent those criteria have been achieved.

Other Named Executive Officers

The Committee believes that the current named executive officers should be paid at competitive market levels and, as outlined below, took steps to better align the total compensation of certain of our named executive officers with the market in light of their new roles and responsibilities. These pay actions were considered critical to maintaining a fairly compensated senior management team committed to taking the difficult and transformative steps necessary to change so many aspects of the Company’s business, including our technology deployments, go-to-market strategy and license models. These changes were also intended to preserve continuity in the senior management team during the transition period, as any unplanned departures could jeopardize the successful execution of our new strategy.

The 2016 total direct compensation levels for our named executive officers, other than Mr. Lund and our former CEO, Mr. Koehler, were determined by the Committee as set forth in the following table. In 2016, the total direct compensation opportunity for Mr. Koehler, prior to his departure, was not changed from prior-year levels:

Element	2016 Decisions – Total Direct Compensation Levels (not including Mr. Lund)
Base Salary

•       In connection with an annual competitive market review, the Committee authorized modest base salary increases of approximately 2% for Messrs. Scheppmann, Harrington, Ratzesberger, Dinning and Fair, consistent with our general employee merit pool guidelines.

•       After the annual review, Mr. Dinning received a 14% increase in base salary to reflect his appointment as Chief Transformation Officer, effective February 15, 2016, and based on competitive market data for his new role.

•       In connection with the Company’s organizational restructuring in July 2016, the roles and responsibilities for Messrs. Dinning, Ratzesberger and Scheppmann were expanded as described above in “Leadership Changes” of Section 1. At that time, each of Mr. Scheppmann and Mr. Dinning received a salary increase of 12.5% and Mr. Ratzesberger received a salary increase of 16.4%, in each case generally based on median competitive market data for their new roles.

Annual Bonus

•       In light of the expansion of their responsibilities resulting from the restructuring described above, Mr. Ratzesberger received an increase in his 2016 target annual incentive opportunity to 100% (from 80%) and Mr. Dinning received an increase in his 2016 target annual incentive opportunity to 80% (from 40%).

•       The Committee did not increase the target annual incentive opportunities for any other named executive officer in connection with the annual competitive market review.

Long-Term Incentives

•       In connection with an annual competitive market review, the Committee increased the target award value of long-term incentives granted to the current named executive officers for the 2016-2017 annual grant cycle to amounts representing roughly the median market levels that would appropriately motivate and retain these executives during the business transformation. In addition, when determining the size of their annual equity awards, the Committee also considered the meaningful contributions these executives made in driving the Company’s business transformation and shift in strategy as described under “Business Highlights” of Section 1.

Element	2016 Decisions – Total Direct Compensation Levels (not including Mr. Lund)

•       Mr. Scheppmann’s long-term award value was increased to $2,700,000 (from $1,800,000), which was primarily based on competitive market data, with $400,000 of such increase intended to recognize Mr. Scheppmann’s increased strategic role within the Company.

•       Mr. Ratzesberger’s long-term award value was increased to $2,250,000 (from $1,600,000), and Mr. Dinning’s long-term award value was increased to $1,600,000 (from $1,250,000), which was primarily based on competitive market data in light of their expanded and critical roles in connection with Teradata’s business transformation.

•       Mr. Harrington’s long-term award value was increased by 12% to $2,350,000.

•       Earlier in the year, in connection with his appointment as President of the Americas sales region, the Committee approved a grant of equity to Mr. Morton with a value equal to $1.0 million, which was allocated 20% to stock options, 50% to performance-based restricted share units, and 30% to service-based restricted share units. The Committee also granted him service-based restricted share units with a value of $200,000, subject to a three year graded vesting schedule. These grants were intended to enhance his retention incentives and align his long-term incentive compensation with market levels. In connection with his planned retirement, Mr. Morton will receive a pro-rated portion of the performance-based restricted share units earned based on actual performance, and he received an extra year of vesting credit for purposes of calculating the vesting of his service-based restricted share units and stock options.

The following is a brief summary of each element of our core compensation program for our named executive officers as of December 31, 2016.

Base Salary

We provide a base salary to retain and, as necessary, attract key executive talent and to align our compensation with market practices. Base salaries are reviewed and established by the Committee on a competitive basis each year to ensure they are appropriate and consistent with market median levels.

Annual Bonus Awards

All of our named executive officers except Mr. Morton participated in our 2016 annual bonus program. The target incentive opportunity generally remained unchanged from 2015, with the exception of Mr. Ratzesberger and Mr. Dinning who received increases as noted in the summary above in connection with their expanded responsibilities, and Mr. Lund who assumed the role as President and CEO in 2016.

Name	Opportunity (as % of base salary)
Victor Lund	125%
Stephen Scheppmann	100%
Dan Harrington	100%
Oliver Ratzesberger	100%
John Dinning	80%
Michael Koehler	125%
Robert Fair	110%

Total payouts under the 2016 annual bonus program are generally determined by the weighted measure of three different components: (i) non-GAAP revenue (i.e., excluding revenue earned by the TMA business, which was sold on July 1, 2016, and any impact of foreign currency exchange rates from pre-established plan levels); (ii) non-GAAP operating income as reported in the Company’s 2016 earnings release (i.e., excluding stock-based compensation expense, the TMA business and other special items identified in our earnings release); and (iii) strategic objectives. No single component is given disproportionate weight and each has a specific business objective.

Measure	Weight	Business Objective

Non-GAAP Revenue	30%	Reward our executives for achievement of revenue objectives

Non-GAAP Operating Income	30%	Incent our executives to deliver attractive contribution margins and stockholder value

Strategic Objectives	40%	Motivate our executives to focus on the advancement of strategic objectives to position the Company for future growth (see below)

When establishing the performance objectives under our 2016 annual bonus program in February 2016, the Committee formulated the targets for the financial measures on the Company’s guidance to investors with respect to its projected revenue and operating income plan for the year based on our traditional perpetual upfront license revenue model. The non-GAAP revenue target represented a 1% increase from prior-year results on a constant currency basis, and the non-GAAP operating income target was a 19% increase over 2015 results. As mentioned above in Section 1, although the level of rigor with respect to the revenue goals for the year stayed the same, they were generally down from the prior year due to the expected continued downward pressure on large capital IT investments and changing customer buying patterns, particularly delayed purchases as customers explored increased deployment and pricing alternatives. The projected significant improvement in operating income for the year was based on the Company’s exit from the TMA business and major cost takeout efforts.

In addition, the Committee identified a number of strategic initiatives that were important to accomplish in 2016 based on the Company’s then-current business plan, and decided to continue to weigh the non-GAAP revenue and non-GAAP operating income measures at 30% each and the strategic objectives at 40%. The Committee continued to believe that this allocation appropriately stressed the importance of achieving certain key strategic objectives and investment initiatives that would be critical to building the foundation for our business transformation strategy, but that might not be reflected appropriately in our short-term financial results. Other strategic objectives were intended to position the Company for growth in future years.

Following the appointment of Mr. Lund as Teradata’s new President and CEO in May, the Company’s strategy was shifted as part of the ongoing business transformation process. As discussed above in Section 1, a new emphasis was placed on driving recurring revenue streams by providing alternative pricing models and deployment options for customers, such as subscription licenses and hybrid cloud offerings which are priced as a service. As a result of this move from perpetual, upfront revenue to subscription-license based revenue, a meaningful portion of the Company’s revenue, nearly $70 million, was driven into future years but the related expenses were incurred in 2016. In other words, while we were not able to recognize as much upfront revenue at the time of the customer’s purchase of Teradata software during the year, the Company and its stockholders generally will receive the benefit of the sales transactions as revenue is recognized over the life of the sales agreements. To account for this shift and to reflect the strategic importance of this new model on the Company’s long-term growth, the Committee chose to determine the performance achievement for the

2016 annual bonus financial measures (non-GAAP revenue and non-GAAP operating income) by measuring the Company’s results on a perpetual-license basis. The Committee believed that this approach would provide a fair and more comparable determination of the Company’s performance achievement for the year.

To determine the value of the shift from perpetual, upfront revenue to subscription-license based revenue that occurred during 2016, the Committee applied the following objective methodology (the “Conversion Methodology”):

●

Determine whether revenue meets the following criteria (“Qualifying Revenue”): (a) revenue recognized based on new software subscription license, rental and cloud offering agreements, excluding revenue based on renewals of existing customer agreements, (b) with a minimum of 1-year commitment, and (c) an effective date in 2016.

●

For Qualifying Revenue based on software subscription license and rental agreements, calculate the impact that the conversion from perpetual to subscription licenses had on pricing for each order based on the financial terms for each deal as part of our established bid review process.

●

For Qualifying Revenue based on cloud offerings, calculate the annual recurring revenue for each order and multiply by the weighted average contract term and the Company’s average renewal rate for such orders.

●	For all Qualifying Revenue, subtract the recognized revenue for each order so that there is no “double counting”.

●	To adjust the operating income, convert Qualifying Revenue using the above methodology and then apply the Company’s actual standard product gross margin rate in 2016.

Through the application of this Conversion Methodology, the level of achievement for the annual bonus was able to be determined by comparing the actual results to the performance metrics that were set by the Committee before the significant shift in strategy during the year to move toward a subscription revenue model, which is key to our long-term success, as we believe this shift will increase our recurring revenue over time.

Financial Measures

The following chart sets forth the non-GAAP revenue and non-GAAP operating income targets for 2016 and the related achievement levels after the application of the Conversion Methodology described above.

Financial Measure (in millions) (60% of total weighting for payout)	0% (Threshold)(1)	100% (Target)	200% (Maximum)	Actual Performance(2)(3)	Achievement Level
Non-GAAP Revenue	$2,192	$2,369	$2,584	$2,312	84%
Non-GAAP Operating Income	$409	$486	$583	$513	129%
(1)	No payout can be earned for either financial measure if the threshold level of operating income is not achieved.
(2)	The actual performance was adjusted by the Committee based on the change in the Company’s strategy during the year using the Conversion Methodology described above, which resulted in a $68 million adjustment to actual non-GAAP revenue and a $42 million adjustment to non-GAAP operating income.
(3)	When establishing the revenue performance metrics, the Committee authorized an adjustment to exclude the impact of foreign currency exchange rates from pre-established plan rate levels, which resulted in a $9 million adjustment to actual results.

Strategic Objectives

As described above, 40% of the 2016 annual bonus opportunity was allocated to the achievement of pre-established strategic objectives to further our long-term strategy and position the Company for future success. The 96% achievement level for this portion of the bonus program was based on the Committee’s subjective assessment of overall performance relative to a mix of pre-established strategic performance criteria, as illustrated below:

Objectives	Key Strategic Performance Criteria	Results
Execute Transformation and Foundational Initiatives	● Achievement of cost savings objectives	Achieved significant cost reductions of over $100 million which far exceeded $70 million cost takeout goal. The benefit of these costs savings going forward are important because they will allow us to rebuild our organization with skill sets that meet the criteria of our new strategy.

	● Completion of sale of TMA business	Successfully completed complex sale and transition of this exited business; however, sale price was less than desired.

	● Execution of public cloud and repeatable analytic solutions strategy	Completed deployment of Teradata database software on Amazon Web Service (“AWS”) and completed development and testing work on Microsoft’s Azure® platform ahead of schedule; also made good progress in the development of a repository for capturing intellectual property and standardizing analytic solutions for reuse with customers.

	● Effective management of business transformation process and talent management strategy	Developed and announced new strategic plan at the Analyst Day in November 2016 that was well-received by investors. Completely reorganized our management structure during the year and implemented programs to reduce attrition.

● Drive integration and differentiation of our product and services offerings

Teradata’s Intelliflex (our next-generation integrated data warehouse platform) and public cloud offerings include key unique features and strong performance, and we expanded our differentiation in managed cloud, consulting and analytic ecosystem offerings particularly through Teradata Everywhere which is setting new standards for performance on major cloud platforms.

Execute Revenue-Generating Transformation Initiatives	● Meet key program milestones for cloud-based offerings including research and development (“R&D”), availability, sales, security, and customer reference goals

Generally exceeded goals with respect to R&D program milestones, particularly with respect to Intelliflex, AWS and international cloud offerings, as well as customer reference and availability objectives, but fell short of sales and new account targets.

Objectives	Key Strategic Performance Criteria	Results

	● Meet key program milestones for on-premises, analytical and ecosystem solutions including R&D, sales, and market leadership goals	R&D program milestones were met for these solutions, particularly Intelliflex and ecosystem architecture releases, and we were on track with analyst ranking objectives, but we generally did not achieve targets with respect to sales and new account targets.

Solutions Compensation Incentive Program

Mr. Morton participated in the Company’s solutions compensation incentive program, which provides for incentive payments based on attainment of specified financial objectives. For 2016, Mr. Morton’s target incentive opportunity was 70% of annual base salary and 50% of his specific financial sales objectives were based on Americas sales revenue and 50% on Americas contribution gross margin. Performance was measured by comparing actual year-to-date results through July 31, 2016 (per his separation agreement) against full-year objectives and paid upon the first and continued point of attainment against the objectives.

Payouts of Annual Bonuses

Each named executive officer, other than Mr. Morton, was entitled to a payout under the annual bonus program equal to 102% of his target annual incentive opportunity, which reflected a 106.5% achievement level for the financial measures and a 96% achievement level for the pre-established strategic objectives, based on the Committee’s subjective assessment of performance relative to those objectives. Pursuant to their separation agreements and the Company’s standard practice, the 2016 annual bonuses paid to Messrs. Koehler and Fair were pro-rated for the portion of the year in which they were employed.

Mr. Morton received a payout of $127,752 under the 2016 solutions compensation incentive program equal to approximately 48% of his target incentive opportunity, pro-rated for the period prior to his departure which was determined as follows:

Performance Objective	Performance	Achievement Level
Americas Solutions Revenue	$712,149,313	48.1%
Americas Contribution Gross Margin	$380,619,354	47.9%

The amount of the 2016 annual bonus payments is set forth in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table of this proxy statement on page 56. For more information on the 2016 annual bonus program for our named executive officers, please refer to the “Grants of Plan-Based Awards” section on page 59 of this proxy statement.

Long-Term Incentives (Equity Awards)

The total direct compensation levels for our named executive officers are heavily weighted to long-term incentive opportunities, which vest over a period of three years. This structure is intended to enhance our retention incentives and focus our executives on delivering sustainable performance over the longer-term.

Annual Grants (2016-2017 award cycle)

Our executives are generally awarded annual equity grants at the end of each year that are based on performance periods that commence at the start of the following fiscal year. When the Committee established the long-term incentive opportunities for our current named executive officers as part of our 2016-2017 annual grant cycle (awards granted in 2016 for performance periods starting January 1, 2017), it considered a number of factors, including our goals of setting long-term incentive opportunities at more competitive levels, increasing the retentive nature of the incentive program, and appropriately managing our dilution and run rate levels. Moreover, before finalizing long-term incentive award opportunities, the Committee assessed each current named executive officer’s general performance during the year and efforts taken to drive the Company’s change in strategy as part of our business transformation, as well as his relative roles and responsibilities within the Company, along with internal equity considerations. After reviewing these factors, the Committee allocated a greater percentage of total direct compensation to long-term incentives and established the current named executive officers’ respective target long-term incentive award levels as follows:

Name	2016-2017 Long-Term Incentive Opportunity
Victor Lund	$8,400,000
Stephen Scheppmann	$2,700,000
Dan Harrington	$2,350,000
Oliver Ratzesberger	$2,250,000
John Dinning	$1,600,000

The Committee decided to allocate the entire 2016-2017 long-term incentive award opportunity to performance-based restricted share units to signal the urgency of our business transformation and to motivate and drive our leadership team to execute key strategic objectives in connection with our transformation plan, using two separate performance-based restricted share unit awards. The following table describes each of the performance-based restricted share unit awards used in the 2016-2017 long-term incentive program, along with its weighting and the rationale for its use.

Equity Award and Description and Rationale	Approximate Weight

One-Year Financial and Operational Business Transformation Objectives. The Committee approved the use of performance-based restricted share units with a 1-year performance period for roughly two-thirds of the 2016-2017 long-term incentive award opportunity. The Committee believes that during our ongoing business transformation, it is important to continue to tie a portion of our executives’ long-term incentive opportunities to the achievement of financial (50%) and operational (50%) performance objectives measured over a 1-year performance period (fiscal 2017), with a 3-year graded vesting schedule for the earned portion of the award based on continued employment with Teradata.	63%

•              Teradata operates in a highly competitive industry that is changing rapidly, and our Company is in the midst of a significant business transformation. Using a 1-year performance period for roughly two-thirds of the total target long-term incentive opportunity allows the Committee to assess the execution of our business transformation and the impact of ongoing developments in our rapidly changing industry.

Equity Award and Description and Rationale	Approximate Weight

•              The diversified financial and operational performance metrics will provide clearer goals and flexibility for the leadership team and are aligned with the key steps articulated to stockholders that will drive our business transformation. The financial measures include “TCore” growth and profitability, a metric that tracks growth in the consumption of Teradata software by our customers, which can be calculated for all deployment options and is critical to our long-term success. The other financial measures are based on the growth of our consulting services business and earnings per share growth, calculated on a perpetual license basis using our established Conversion Methodology that allows us to measure performance regardless of the customer’s deployment choice. The operational measures are based on key actions in driving the execution of our strategy for the year and cover pricing, go-to-market, implementation of Teradata Everywhere, consulting development activities, and development of a new sales incentive program for 2018.

•              The units earned, if any, vest one-third on the date the Committee certifies performance results, one-third on the first anniversary of the certification date, and the remaining third on the second anniversary of the certification date. This vesting schedule helps to focus our executives on generating performance results that translate into sustained, long-term stockholder value.

Three-Year Relative Total Shareholder Return (TSR). In order to strengthen our focus on the creation of long-term stockholder value, the Committee approved the use of a 3-year performance period for roughly one-third of the 2016-2017 long-term incentive award opportunity. The 3-year performance-based restricted share units will be earned based on our TSR relative to the other companies in the S&P 1500 Technology Index for the 3-year period ending December 31, 2019. The payout opportunity ranges from 50% of target for TSR at the 25th percentile, 100% of target for TSR at the 50th percentile, 150% of target for TSR at the 75th percentile, and 200% of target for TSR at or above the 90th percentile.

•              Based on Company TSR performance over the past few years, the Committee continues to believe that achievement at or above the 50th percentile of the S&P 1500 Technology Index would represent significant performance improvement, while also representing a realistic, yet challenging, performance goal.

•              As with last year’s TSR award, the Committee (i) approved a cap on the absolute level of payout that could be earned under these awards, and (ii) capped any payout at the target level results if absolute TSR is negative (but relative TSR is greater than the 25th percentile). Given that the comparator group includes over 200 companies, the Committee continued to believe that a negative TSR that was above the 25th percentile would only occur during a significant technology-wide economic downturn and, in such event, it would be appropriate to motivate executives to perform as well as possible, even if the TSR were negative.

37%

For more information on the 2016-2017 long-term incentive awards for our named executive officers, please refer to the “Grants of Plan-Based Awards” section on page 59 of this proxy statement.

Payout of 2015-2016 Performance-Based Restricted Share Units

In December 2015, as part of our annual grant cycle, we granted performance-based restricted share units to our named executive officers (other than Mr. Lund, who received his award in May 2016, and Mr. Morton, who received his award at the time of his appointment in February 2016), providing them with the opportunity to be credited with a number of units based on the extent to which a non-GAAP earnings per share goal was achieved during fiscal 2016. Non-GAAP earnings per share was defined as earnings per share excluding stock-based compensation expense and any other special items identified in the Company’s earnings releases for 2016.

The payout opportunity for these performance-based restricted share units ranged from 25% to 200% of the units subject to the award; although, consistent with our pay-for-performance culture, no payout for financial goals could have been earned if performance was below the threshold level.

The following chart sets forth the non-GAAP earnings per share target for the 2015-2016 performance-based restricted share units and related achievement level.

Performance Goal	25% (Threshold)	50%	100% (Target)	200% (Maximum)	Actual Performance(1)	Achievement Level
Non-GAAP Earnings per Share	$2.25	$2.32	$2.60	$3.13	$2.55	91.1%
(1)	Non-GAAP EPS results for 2016 were calculated assuming that there were 132 million weighted shares outstanding as of December 31, 2016, to avoid any distortions due to share repurchases being above or below 2016 plan levels, and were adjusted by less than $0.01 per share to reflect the impact of foreign currency exchange rates relative to pre-established rates.

Based on actual performance results as adjusted, our current named executive officers earned a payout equal to 91.1% of their target 2016 performance-based share unit awards. The units earned by our current named executive officers vest one-third on the date the Committee certified performance results, one-third on the first anniversary of the certification date, and the remaining third on the second anniversary of the certification date. The payout of 2016 performance-based share unit awards to Messrs. Fair and Morton was pro-rated for the portion of their employment during the three-year vesting period. Mr. Koehler did not receive any payout with respect to his 2016 performance-based share unit award.

No Payout of Special 2016 PBRSUs and Long-Term Strategic PBRSUs

In December 2012, the Committee approved a special grant of performance-based restricted share units for the period ending December 31, 2016, which were made in connection with the restructuring of our management team as an additional incentive to retain participating executives and drive strong performance. In February 2013, the Committee amended the special grant to allocate it between two separate awards: (i) 70% of the units were allocated to 2016 performance-based restricted share units (“Special 2016 PBRSUs”); and (ii) 30% of the units were allocated to special long-term strategic performance-based restricted share units (“Long-Term Strategic PBRSUs”). Only three of our named executive officers received these special equity awards: Messrs. Fair, Harrington and Scheppmann.

Each of these named executive officer’s opportunity to earn the Special 2016 PBRSUs was based on the extent to which Teradata achieved certain financial goals during 2016 as a function of both a GAAP revenue target and a non-GAAP earnings per share target. However, no payout could be earned for either financial metric if we did not attain the threshold level for the non-GAAP earnings per share metric of $4.50 per share.

The executives’ opportunity to earn the Long-Term Strategic PBRSUs was based on a subjective assessment of performance over a four-year period ending in 2016 relative to a mix of long-term strategic measures with respect to such matters as data warehousing technology and offerings and integrated marketing management solutions, among other things, provided that a $4.50 non-GAAP earnings per share threshold was achieved.

We did not achieve the threshold non-GAAP earnings per share metric for 2016 and therefore these special PBRSU awards were forfeited in their entirety.

Section 4: Compensation Consultant and Peer Group

Compensation Consultant

The Committee directly retains Semler Brossy Consulting Group, LLC (“Semler Brossy”) to assist in developing and reviewing our executive compensation strategy and program. Semler Brossy reports directly to the Committee and serves at the sole discretion of the Committee. It does not perform any other services for the Company other than as an adviser to the Board of Directors on its director compensation program. The Committee assessed the independence of Semler Brossy pursuant to SEC rules and NYSE listing standards and concluded that no conflict of interest exists that would prevent the consulting firm from independently advising the Committee.

Semler Brossy has provided information to the Committee regarding the target market compensation levels, pay mix, and overall design for the components of total direct compensation based on the pay practices of companies in our executive compensation peer group, as established by the Committee, and from a compensation survey described below.

Compensation Peer Group

The Committee examines the Company’s peer group on an annual basis. In order to be included in our compensation peer group, a company generally must meet the following criteria: (i) be software focused or storage focused with a software component; (ii) have revenues of between one-third to three times our size; (iii) be publicly traded in the United States; (iv) sell predominately to businesses (i.e., business-to-business); and (v) conduct business globally.

Based on these factors, as well as input received during our stockholder outreach efforts, in 2016, the Committee reviewed our compensation peer group. The compensation peer group used by the Committee in 2016 is as follows:

Compensation Peer Group
Adobe Systems Incorporated	Cadence Design Systems	salesforce.com, Inc.
Akamai Technologies, Inc.	NetApp, Inc.	Symantec Corporation
Autodesk, Inc.	Open Text Corporation	Synopsys, Inc.
CA, Inc.	Rackspace Hosting, Inc.*	Unisys
Citrix Systems, Inc.	Red Hat, Inc.	VMware, Inc.

* As of November 3, 2016, Rackspace Hosting, Inc. is no longer a public company.

For purposes of analyzing the pay levels of our peers, the Committee’s review encompassed two views of the market data: one including all of the peer group members and one excluding the two largest peer companies by revenue (VMware, Inc., and salesforce.com, Inc.). The chart below compares our revenue with the revenues of our compensation peer group for the last completed fiscal year.

Radford Compensation Survey

The Committee also reviewed survey information collected from Radford in designing the components of long-term incentive compensation for our executives. The Radford survey was used because it is focused on technology companies and technology-specific positions, and all of the companies in our current peer group participated in the survey.

Section 5: Severance and Change in Control Benefits

Severance Agreements

We generally do not maintain employment agreements with any of our current named executive officers. However, we entered into an offer letter with Mr. Dinning at the time of his promotion to Product Marketing & Management, VP in December 2011, pursuant to which we were obligated to provide certain benefits to Mr. Dinning in 2016; namely: (i) cash salary differential payments of $833.33 on a bi-weekly basis as a result of his assignment in San Diego, California, which salary differential payments ceased at the time of Mr. Dinning’s promotion to Chief Transformation Officer in February 2016; and (ii) mortgage subsidy payments over a five-year period ending in 2017.

Prior to the termination of his employment, we maintained an offer letter with Mr. Koehler, and as described below, we entered into severance agreements with each of our former named executive officers, the terms of which were negotiated at the time of termination of employment.

Severance Agreement with Mr. Koehler

Mr. Koehler’s employment with the Company was terminated effective May 5, 2016. Under the terms of an offer letter that was negotiated with Mr. Koehler in 2007, and upon review and approval by the Committee, Mr. Koehler was provided the following severance package: (i) a cash payment of $2,700,000, which represented 1.5 times his annual base salary, plus the approved target bonus opportunity; (ii) a pro-rated bonus for 2016 based on the actual 2016 Company performance; (iii) subsidized health insurance coverage for 18 months. In addition to these benefits, the severance agreement that was negotiated with Mr. Koehler at the time of his termination provides for unsubsidized health insurance coverage for the period from the end of the 18-month subsidized coverage period until he and his spouse each reaches age 65. In connection with his termination, Mr. Koehler forfeited all unvested stock options, restricted share units and other equity awards, although his vested stock options remained exercisable until the earlier of three years after May 5, 2016, or their expiration date. In exchange for these severance benefits, Mr. Koehler provided a release of claims to the Company, agreed to abide by the terms of restrictive covenants, including non-competition requirements in connection with his equity awards, and agreed to be available for consultation by the Company until December 31, 2016, for no additional compensation.

Severance Agreement with Mr. Fair

In July 2016, the Company implemented a new organizational model and determined that Mr. Fair’s position as Chief Operating Officer of the Company was no longer required. Since the Company did not have a comparable senior officer position available for Mr. Fair, we mutually agreed that Mr. Fair would resign from his employment effective November 1, 2016. Pursuant to the terms of a negotiated separation agreement, Mr. Fair received cash severance of $1,472,625, payable in installments over a fifteen-month period, and was entitled to continued health and dental coverage for eighteen months, with a subsidy by the Company such that Mr. Fair will be obligated to pay only the insurance premium contributions required of active employees. Mr. Fair also was eligible to receive his annual incentive bonus for 2016 under the Company’s Management Incentive Plan, based on the Company’s actual 2016 performance and prorated for the portion of the year through the separation date. In accordance with the terms of the Company’s stock incentive plans and award agreements as applicable in a reduction-in-force, Mr. Fair was entitled to pro-rated vesting of his outstanding restricted share unit awards. Mr. Fair also received accelerated vesting of 14,791 of the stock options granted to him on December 1, 2015, which otherwise would have vested on December 1, 2016, if his employment had continued through that date. Otherwise, Mr. Fair forfeited any unvested Teradata stock options as of the separation date, and his vested stock options remain exercisable until the earlier of three years after the separation date or the applicable expiration date. For up to one year following the separation date, Mr. Fair will be entitled to participate in the Company’s outplacement assistance program, as applicable to Teradata officers and senior executives in the event of a reduction-in-force. In exchange for these benefits, Mr. Fair provided a release of claims to the Company and agreed that his restrictive covenants continue to apply after the separation date.

Severance Agreement with Mr. Morton

The board also accepted the retirement of Mr. Morton, who had been placed in the role of head of the Company’s Americas sales region as part of the business transformation efforts earlier in the year. Mr. Morton retired from the Company and ceased to be an executive officer as of August 1, 2016. Pursuant to the terms of a separation agreement negotiated in connection with his departure from the

Company, Mr. Morton received cash severance of $380,000, payable in installments over a 12-month period, and was entitled to continued health and dental coverage for eighteen months, with a subsidy by the Company such that Mr. Morton will be obligated to pay only the insurance premium contributions required of active employees. Mr. Morton also was eligible to receive his incentive under the Solutions Compensation Plan based on performance through July 31, 2016. In addition, Mr. Morton (i) received an extra year of vesting credit for purposes of calculating the vesting of service-based restricted share units and stock options (but not for purposes of determining the vesting treatment of performance-based restricted share units), (ii) was treated as having terminated employment as a result of his retirement for purposes of determining the vesting treatment of the equity awards, and (iii) is entitled to have all vested stock options remain exercisable until the earlier of three years after the separation date or the applicable expiration date. For up to one year following the separation date, Mr. Morton will be entitled to participate in the Company’s outplacement assistance program, as applicable to Teradata officers and senior executives in the event of a reduction-in-force. In exchange for these benefits, Mr. Morton provided a release of claims to the Company and agreed that his restrictive covenants continue to apply after the separation date.

Change in Control Severance Plan

Each of our current named executive officers – other than Mr. Lund – participates in the Teradata Change in Control Severance Plan (the “CIC Plan”), the objectives and provisions of which are summarized below:

Business Objectives

•    Increased Retention Incentives. The CIC Plan enhances our retention incentives by reducing the personal uncertainty that arises from the possibility of a future business combination and promotes objectivity in the evaluation of transactions that are in the best interests of our stockholders.

•    Alignment with Market Practices. Based on information provided by Semler Brossy, change in control severance arrangements are used by a vast majority of the companies included in our compensation peer group, and the terms of our CIC Plan are consistent with prevailing market practices.

Severance Provisions

•    Severance Protections on Double Trigger. The CIC Plan provides for separation payments and benefits to our current named executive officers (other than Mr. Lund), which were established by the Committee at the time of the spin off from NCR and are reviewed annually by the Committee. The CIC Plan provides benefits on a “double trigger,” meaning that the severance benefits are paid, and equity awards vest, if our executives incur a qualifying termination in connection with a change in control. The threshold for an acquisition of Teradata stock that would constitute a change in control is an acquisition of 50% or more of the Company’s outstanding common stock or voting securities.

•    No Excise Tax Gross Ups. The CIC Plan does not allow for “gross-up” payments related to excise taxes that may be imposed under Section 280G of the Internal Revenue Code.

More information on our use of severance agreements and the CIC Plan, including the estimated payments and benefits payable to the current named executive officers, is provided under the “Potential Payments Upon Termination or Change in Control” section beginning on page 64 of this proxy statement.

Section 6: Tax and Accounting Considerations

In structuring our executive compensation program, the Committee takes into the account the tax and accounting treatment of our executive compensation arrangements. One such consideration is the potential impact of the limitation on Teradata’s federal income tax deduction for certain compensation over $1 million paid to covered employees under Section 162(m) of the Internal Revenue Code (“Section 162(m)”). In cases that it deems appropriate, the Committee may structure our incentive compensation arrangements with the intention that such arrangements will qualify for an exemption from Section 162(m) as performance-based compensation. However, the Committee has not adopted a policy that requires all compensation to be deductible because we want to preserve the ability to provide cash or equity compensation to an executive that is not deductible under Section 162(m) if we believe that it is in our stockholders’ best interests.

For example, annual incentive opportunities granted in 2016 to our named executive officers (other than Mr. Morton) were paid under our Management Incentive Plan (the “MIP”), which is structured with the intention that bonuses paid under the MIP will qualify as deductible performance-based compensation for purposes of Section 162(m). The MIP provides annual incentive opportunities for each participating executive officer based on an incentive formula: 1.5% for the CEO and 0.75% for the other participants of our earnings before income taxes (“EBIT”). EBIT was selected as the appropriate performance measure under the MIP since the level of EBIT reflects the operating strength and efficiency of the Company. The EBIT incentive formula establishes the maximum amount payable each year under the MIP for each participating executive officer; but the executives are not assured of earning this maximum amount, and it was not paid in prior years. Instead, the Committee has the authority to reduce the annual amount payable under the EBIT incentive formula based on its assessment of the extent to which the applicable financial and strategic goals are achieved under our annual bonus program, as described above. The Committee also retains discretion to adjust payouts under the MIP based on the quality of Company and individual performance and adherence to our ethics and compliance programs, among other things.

COMPENSATION TABLES

2016 Summary Compensation

The following table summarizes the total compensation paid to, or earned by, each of our named executive officers for the fiscal year ended December 31, 2016 and the prior two fiscal years. The 2016 Target Compensation supplemental table following this table also provides additional information regarding the 2016 total direct compensation levels for our current named executive officers as approved by the board’s Compensation and Human Resource Committee (the “Committee”).

Name and Principal Position	Year	Salary ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)

Victor Lund President and Chief Executive Officer	2016	526,776	8,104,841		680,000	1,930	9,313,547
Stephen Scheppmann EVP and Chief Financial Officer	2016	512,947	1,863,346		523,068	16,465	2,915,826
	2015	478,215	1,038,332	403,635	152,907	14,374	2,087,463
	2014	470,000	783,862	465,675	148,050	14,602	1,882,189
Daniel Harrington EVP, Consulting and Support Services	2016	467,737	1,816,809		477,041	16,591	2,778,178
	2015	443,633	2,198,178	470,900	142,308	14,569	3,269,588
	2014	410,000	919,062	598,713	129,150	14,397	2,071,322
Oliver Ratzesberger EVP and Chief Product Officer	2016	434,719	1,431,715		429,675	16,398	2,312,507
John Dinning EVP and Chief Business Officer	2016	409,836	1,083,802		326,740	23,582	1,843,960
Michael Koehler Former President and Chief Executive Officer	2016	273,224	2,567,096		340,000	2,730,999	5,911,319
	2015	800,000	3,892,068	1,345,435	320,000	15,180	6,372,683
	2014	800,000	3,322,368	1,995,720	315,000	15,045	6,448,133
Robert Fair Former Chief Operating Officer	2016	467,260	1,283,548		522,478	1,519,592	3,792,878
	2015	528,384	2,306,558	672,717	185,387	14,569	3,707,615
	2014	410,000	919,062	598,713	129,150	14,397	2,071,322
Rick Morton Former President, Americas	2016	222,186	1,011,214	199,628	127,752	419,512	1,980,292

(1)	This column shows the aggregate grant date fair value, as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“FASB ASC Topic 718”), of performance-based restricted share units (“PBRSUs”) and service-based restricted share units (“RSUs”) granted to our named executive officers in the applicable year.

The following table sets forth the target number of units, their “target” grant date fair value reflected in the Stock Awards column above, and their grant date fair value assuming that the highest level of performance would be achieved.

Name	Target Number of Annual PBRSUs (#)	Probable Grant Date Fair Value	Maximum Grant Date Fair Value
Victor Lund	266,294	$8,104,841	$16,209,682
Stephen Scheppmann	68,141	$1,863,346	$ 3,726,692
Daniel Harrington	67,650	$1,816,809	$ 3,633,618
Oliver Ratzesberger	51,714	$1,431,715	$ 2,863,430
John Dinning	39,469	$1,083,802	$ 2,167,604
Michael Koehler	106,232	$2,567,096	$ 5,134,192
Robert Fair	53,116	$1,283,548	$ 2,567,096
Rick Morton	21,386	$516,793	$ 1,033,586

See Note 5 of the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2016 (our “2016 Annual Report”) for an explanation of the assumptions made in valuing the awards reported in this column.

(2)	This column shows the aggregate grant date fair value, as determined in accordance with FASB ASC Topic 718, of the stock options granted to our named executive officers for the applicable year. See Note 5 of the Notes to Consolidated Financial Statements contained in our 2016 Annual Report for an explanation of the assumptions made in valuing these awards.

(3)	This column reflects the cash bonus paid to our named executive officers under the annual bonus program for the applicable year. For more information concerning the 2016 annual incentive, see the Annual Bonus Awards discussion in the Compensation Discussion and Analysis section beginning on page 43 of this proxy statement.

(4)	The amounts reported in this column for 2016 include the following:

•

The dollar value of premiums paid to maintain life insurance for the benefit of each of Messrs. Lund, Scheppmann, Harrington, Ratzesberger, Dinning, Koehler, Fair, and Morton in the amount of $1,930, $1,542, $1,479, $1,286, $997, $1,930, $1,769 and $669, respectively, under the Company’s life insurance program that is generally available to all U.S. employees;

•

The dollar value of matching contributions to our 401(k) savings plan, which are generally available to all plan participants and were made in 2016 on behalf of each of Messrs. Scheppmann, Harrington, Ratzesberger, Dinning, Koehler, Fair, and Morton in the amount of $13,195, $13,250, $13,250, $12,899, $13,250, $13,250 and $13,024 respectively;

•	The dollar value of a mortgage subsidy for Mr. Dinning in the amount of $9,686, pursuant to his December 2011 offer letter;

•

For Messrs. Scheppmann, Harrington and Ratzesberger: the dollar value of spousal travel in connection with Company business events in the amounts of $1,687, $1,230 and $1,230, and related tax gross up payments of $41, $632 and $632 respectively; and

•

For Messrs. Koehler, Fair and Morton: the dollar value of cash severance in the amounts of $2,700,000, $1,472,623 and $380,000, respectively, the dollar value of subsidized health and dental insurance coverage for 18 months after termination in the amounts of $15,819, $21,948, and $15,819, respectively, and for Messrs. Fair and Morton, outplacement benefits with a dollar value of $10,000. In addition, Mr. Fair and Mr. Morton received accelerated vesting of equity awards with a value of $933,181 and $521,834, respectively. See “Potential Payments Upon Termination or Change in Control” for additional information.

2016 Target Compensation

The Committee approved the long-term incentive award opportunity for each of the current named executive officers for the 2016-2017 grant cycle (the “2017 Equity Program”) in November 2016 and February 2017. The Committee decided to allocate the entire 2016-2017 long-term incentive award opportunity to PBRSUs, allocated as follows: (i) approximately one-third based on three-year relative total shareholder return (“TSR”), and, (ii) approximately two-thirds based on 1-year financial and operational business transformation measures. The 1-year PBRSUs that were approved in connection with the 2017 Equity Program are not reflected in the “Stock Awards” column for 2016 because they do not have a “grant date” for financial accounting purposes until the Committee established the performance goals in the first quarter of 2017. Instead, the “Stock Awards” column for 2016 includes the TSR PBRSUs that were approved by the Committee in November 2016 and also includes both the 1-year PBRSUs and the TSR PBRSUs that were approved by the Committee on December 2015 and for which the Committee established the applicable performance goals on February 7, 2016. As a result, the Summary Compensation Table does not reflect the manner in which the Committee viewed or determined the 2016-2017 long-term incentive opportunity or the total direct compensation values for our named executive officers. The following table, which is not required under the SEC’s rules and is not a substitute for any of the tables required under the SEC’s rules, provides an alternative presentation of the target total direct compensation levels for our current named executive officers as viewed by the Committee during the annual award cycle.

Name	Salary ($)	Target Value Annual Incentive ($)	Target Value of PBRSU Awards ($)	Target Value of RSU Awards ($)	Target Value of Option Awards ($)	Total Direct Compensation ($)
Victor Lund	800,000	1,000,000	8,400,000	0	0	10,200,000
Stephen Scheppmann	550,000	550,000	2,700,000	0	0	3,800,000
Daniel Harrington	469,220	469,220	2,350,000	0	0	3,288,440
Oliver Ratzesberger	475,000	475,000	2,250,000	0	0	3,200,000
John Dinning	450,000	360,000	1,600,000	0	0	2,410,000

2016 Grants of Plan-Based Awards

The following table summarizes information for each named executive officer regarding (i) estimated payouts under the 2016 annual bonus program, (ii) estimated payouts for the PBRSUs that were granted in 2016, and (iii) stock options and RSUs that were granted in 2016.

Name	Grant Date	Approval Date(1)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Possible Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock Units(4)	Option Awards: Number of Shares Underlying Options(5)	Exercise or Base Price of Option Awards(6)	Grant Date Fair Value of Stock and Option Awards(7)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	(#)	(#)	($/sh)	($)
Victor Lund
Bonus program			—	666,667	1,333,334
PBRSUs	5/6/2016	5/1/2016				19,685	78,740	157,480				2,215,744
PBRSUs	5/6/2016	5/1/2016				19,685	78,740	157,480				2,609,444
PBRSUs	11/28/2016	11/28/2016				27,204	108,814	217,628				3,279,654
Stephen Scheppmann
Bonus program			—	512,812	1,025,624
PBRSUs	2/7/2016	12/1/2015				3,984	15,935	31,870				368,417
PBRSUs	2/7/2016	12/1/2015				3,984	15,935	31,870				401,721
PBRSUs	11/28/2016	11/28/2016				9,068	36,271	72,542				1,093,208
Daniel Harrington
Bonus program			—	467,687	935,374
PBRSUs	2/7/2016	12/1/2015				4,648	18,591	37,182				429,824
PBRSUs	2/7/2016	12/1/2015				4,648	18,591	37,182				468,679
PBRSUs	11/28/2016	11/28/2016				7,617	30,468	60,936				918,306
Oliver Ratzesberger
Bonus program			—	421,250	842,500
PBRSUs	2/7/2016	12/1/2015				2,656	10,623	21,246				245,604
PBRSUs	2/7/2016	12/1/2015				2,656	10,623	21,246				267,806
PBRSUs	11/28/2016	11/28/2016				7,617	30,468	60,936				918,306
John Dinning
Bonus program			—	320,333	640,666
PBRSUs	2/7/2016	12/1/2015				2,213	8,853	17,706				204,681
PBRSUs	2/7/2016	12/1/2015				2,213	8,853	17,706				223,184
PBRSUs	11/28/2016	11/28/2016				5,441	21,763	43,526				655,937
Michael Koehler
Bonus program			—	333,333	666,666
PBRSUs	2/7/2016	12/1/2015				13,279	53,116	106,232				1,228,042
PBRSUs	2/7/2016	12/1/2015				13,279	53,116	106,232				1,339,054
Robert Fair
Bonus program			—	512,233	1,024,466
PBRSUs	2/7/2016	12/1/2015				6,640	26,558	53,116				614,021
PBRSUs	2/7/2016	12/1/2015				6,640	26,558	53,116				669,527

Name	Grant Date	Approval Date(1)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Possible Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock Units(4)	Option Awards: Number of Shares Underlying Options(5)	Exercise or Base Price of Option Awards(6)	Grant Date Fair Value of Stock and Option Awards(7)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	(#)	(#)	($/sh)	($)
Rick Morton
Bonus program			—	155,317	310,635
Options	2/8/2016	2/7/2016								23,822	23.12	199,628
RSUs	2/8/2016	2/7/2016							21,385			494,421
PBRSUs	2/8/2016	2/7/2016				2,673	10,693	21,386				247,222
PBRSUs	2/8/2016	2/7/2016				2,673	10,693	21,386				269,571

(1)	The Committee approves the annual equity awards for our named executive officers other than Mr. Lund. In consultation with the Committee, the independent members of the board approve Mr. Lund’s annual equity award. In general, the grant date of the annual equity awards is the date of the meeting of the independent members of the board. The grant date of the PBRSUs approved on December 1, 2015, however, occurred on February 7, 2016, which is when the Committee established the applicable performance goals.

(2)	The information included in the “Threshold”, “Target” and “Maximum” columns reflects the range of potential payouts under the 2016 annual bonus program when the performance goals were established by the Committee. The actual amounts of the annual incentive awards earned for 2016 are reflected in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table.

(3)	The information included in the “Threshold”, “Target” and “Maximum” columns reflects the range of potential payouts under the PBRSUs. The first row of PBRSUs are earned based on the extent to which a non-GAAP earnings per share financial goal was achieved for fiscal 2016. The units earned generally vest in three equal installments over a 3-year period with the performance determination date being the first vesting date, provided the executive remains employed by the Company. The second row of PBRSUs are earned based on our TSR relative to the other companies in the S&P 1500 Technology Index for the 3-year period ending December 31, 2018. The third row of PBRSUs are earned based on our TSR relative to the other companies in the S&P 1500 Technology Index for the 3-year period ending December 31, 2019. In each case, dividends, if any, paid on the underlying shares during the vesting period are accumulated and reinvested in additional units.

(4)	Reflects the number of RSUs granted in 2016, which generally vest in three equal installments on the first three anniversaries of the date of grant, provided that the executive remains employed by the Company. Dividends, if any, paid on the underlying shares during the vesting period are accumulated and reinvested in additional units.

(5)	Reflects the number of common shares that may be issued on exercise of stock options granted in 2016. These options generally vest in four equal installments on the first four anniversaries of the date of grant for so long as the executive remains employed by the Company.

(6)	Reflects the exercise price for each stock option reported in the table, which equals the fair market value of the underlying shares on the date of grant.

(7)	Reflects the aggregate grant date fair value, as determined in accordance with FASB ASC Topic 718, of the stock options, PBRSUs and RSUs. See footnotes 1 and 2 of the Summary Compensation Table beginning on page 56 of this proxy statement for the assumptions used to calculate these values.

2016 Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information for each named executive officer with respect to (i) each stock option that had not been exercised and remained outstanding as of December 31, 2016, and (ii) each award of RSUs and PBRSUs that had not vested and remained outstanding as of December 31, 2016.

Name	Grant Date	Option Awards				Stock Awards		Equity Incentive Plan Awards
		Number of Securities Underlying Unexercised Options(1) (#)	Number of Securities Underlying Unexercised Options(2) (#)	Option Exercise Price(3) ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(4) (#)	Market Value of Shares or Units of Stock That Have Not Vested(5) ($)	Number of Unearned Shares, Units or Other Rights that have not Vested(4) (#)	Market Value of Unearned Shares, Units or Other Rights that have not Vested(5) ($)
		Exercisable	Unexercisable
Victor Lund	11/28/2016							108,814	2,956,476
	5/6/2016					71,732	1,948,958	19,685	534,841
Stephen Scheppmann	11/28/2016							36,271	985,483
	2/7/2016					14,517	394,427	3,984	108,245
	12/1/2015	8,875	26,625	30.63	11/30/2025	19,122	519,545
	2/9/2015					1,065	28,936
	12/1/2014	13,177	13,177	44.43	11/30/2024	3,550	96,454
	12/3/2013	26,112	8,704	45.35	12/2/2023
	11/27/2012	26,122		61.55	11/26/2022
	11/29/2011	28,606		50.70	11/28/2021
	11/30/2010	32,579		41.09	11/1/2019
	12/1/2009	39,632		30.68	11/30/2019
	12/2/2008	18,631		13.77	12/1/2018
	10/1/2007	50,752		27.98	9/30/2017
Daniel Harrington	11/28/2016							30,468	827,816
	2/7/2016					16,936	460,151	4,648	126,286
	12/1/2015	10,354	31,062	30.63	11/30/2025	14,873	404,099
	5/15/2015					23,196	630,235
	2/9/2015					913	24,806
	12/1/2014	16,941	16,942	44.43	11/30/2024	4,565	124,031
	12/3/2013	26,112	8,704	45.35	12/2/2023
	11/27/2012	26,122		61.55	11/26/2022
	11/29/2011	28,606		50.70	11/28/2021
	11/30/2010	29,865		41.09	11/29/2020
	1/3/2000					7,777	211,301
Oliver Ratzesberger	11/28/2016							30,468	827,816
	2/7/2016					9,678	262,951	2,656	72,164
	12/1/2015	5,916	17,550	30.63	11/30/2025	8,499	230,918
	7/1/2015					10,433	283,465
	12/1/2014	2,823	2,824	44.43	11/30/2024	2,282	62,002
	12/3/2013	4,352	1,451	45.35	12/2/2023
John Dinning	11/28/2016							21,763	591,301
	2/7/2016					8,065	219,126	2,213	60,127
	12/1/2015	4,930	14,792	30.63	11/30/2025	7,082	192,418
	7/1/2015					6,521	177,176
	12/1/2014	1,623	1,624	44.43	11/30/2024	1,313	35,674
	12/3/2013	2,175	726	45.35	12/2/2023
	11/27/2012	2,177		61.55	11/26/2022
	11/29/2011	1,714		50.70	11/28/2021
	11/30/2010	3,077		41.09	11/29/2020
	12/1/2009	3,963		30.68	11/30/2019
	12/2/2008	5,293		13.77	12/1/2018
Michael Koehler	12/1/2014	28,236		44.43	5/4/2019
	12/3/2013	72,532		45.35	5/4/2019
	11/27/2012	81,630		61.55	5/4/2019
	11/29/2011	124,434		50.70	5/4/2019
	11/30/2010	157,467		41.09	5/4/2019
	12/1/2009	186,503		30.68	5/4/2019

Name	Grant Date	Option Awards				Stock Awards		Equity Incentive Plan Awards
		Number of Securities Underlying Unexercised Options(1) (#)	Number of Securities Underlying Unexercised Options(2) (#)	Option Exercise Price(3) ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(4) (#)	Market Value of Shares or Units of Stock That Have Not Vested(5) ($)	Number of Unearned Shares, Units or Other Rights that have not Vested(4) (#)	Market Value of Unearned Shares, Units or Other Rights that have not Vested(5) ($)
		Exercisable	Unexercisable
Robert Fair	2/7/2016					7,393	200,868	6,640	180,409
	12/1/2015	14,791		30.63	11/1/2019
	12/1/2014	8,470		44.43	11/1/2019
	12/3/2013	17,408		45.35	11/1/2019
	11/27/2012	19,591		61.55	11/1/2019
	11/29/2011	28,606		50.70	11/1/2019
	11/30/2010	39,819		41.09	11/1/2019
	12/1/2009	41,963		30.68	11/1/2019
	12/2/2008	60,922		13.77	12/1/2018
	10/1/2007	15,376		27.98	9/30/2017
Rick Morton	2/8/2016	5,955		23.12	8/1/2019	2,165	58,823	2,673	72,625
	12/1/2015	771		30.63	8/1/2019
	12/1/2014	882		44.43	8/1/2019
	12/3/2013	1,088		45.35	8/1/2019
	11/27/2012	1,929		61.55	8/1/2019
	11/29/2011	2,304		50.70	8/1/2019
	11/30/2010	4,525		41.09	8/1/2019
	12/1/2009	5,828		30.68	8/1/2019

(1)	This column shows the number of common shares underlying outstanding stock options that have vested as of December 31, 2016.

(2)	This column shows the number of common shares underlying outstanding stock options that have not vested as of December 31, 2016. The remaining vesting dates for each award are as follows:

Grant Date	Remaining Vesting Dates	Vesting Schedule
12/3/2013	12/3/2017	25% vests each year for four years after the date of grant
12/1/2014	12/1/2017, 12/1/2018	25% vests each year for four years after the date of grant
12/1/2015	12/1/2017, 12/1/2018, 12/1/2019	25% vests each year for four years after the date of grant

(3)	This column shows the exercise price for each stock option reported in the table, which equaled the fair market value per share on the date of grant.

(4)	These columns show the aggregate number of RSUs and PBRSUs outstanding as of December 31, 2016. The remaining vesting dates for each award are as follows:

Grant Date	Remaining Vesting Dates	Vesting Schedule
1/3/2000	4/30/2018	100% vests on 55th birthday
12/1/2014	12/1/2017	1/3 increments each year for three years after the date of the grant
2/9/2015	2/7/2017, 2/7/2018*	1/3 increments over a 3-year time period after performance level determination is made by the Committee
5/15/2015	5/15/2018	100% vests three years from the date of grant
7/1/2015	7/1/2018	100% vests three years from the date of grant
12/1/2015	12/1/2017, 12/1/2018	1/3 increments each year for three years after the date of the grant

Grant Date	Remaining Vesting Dates	Vesting Schedule
2/7/2016*	2/22/2017, 2/22/2018, 2/22/2019	1/3 increments over a 3-year time period after performance level determination is made by the Committee (* Mr. Morton’s grant is dated 2/8/2016)
5/6/2016	NA	100% vested at December 31, 2016, but paid in 1/3 increments over a 3-year time period after performance level determination is made by the Committee
11/28/2016	Q1 2020	100% vests after performance level determination is made by the Committee

Additionally, this column under the “Equity Incentive Plan Awards” heading shows the number of outstanding PBRSUs at the “threshold” level, for awards with grant dates of February 7, 2016, February 8, 2016 and May 6, 2017, because our relative TSR performance through December 31, 2016 was below the “threshold” level for those awards, and at the “target” level, for awards with a grant date of November 28, 2016.

(5)	These columns show the aggregate dollar value of the RSUs and PBRSUs using the closing stock price on December 30, 2016 of $27.17 per share.

2016 Option Exercises and Stock Vested

The following table sets forth information for each named executive officer with respect to (i) the exercise of stock options in 2016, and (ii) the vesting of PBRSUs and RSUs during 2016.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
Victor Lund	—	—	—	—
Stephen Scheppmann	—	—	16,995	453,276
Daniel Harrington	—	—	19,172	510,459
Oliver Ratzesberger	—	—	16,476	457,042
John Dinning	—	—	8,211	219,655
Michael Koehler	827,998	9,479,621	1,812	42,580
Robert Fair	75,000	1,227,460	6,060	150,363
Rick Morton	—	—	—	—

(1)	The value realized on exercise equals the number of shares exercised multiplied by the excess of the closing market price of our common stock on the exercise date over the exercise price per share.

(2)	The value realized on vesting equals the number of shares acquired multiplied by the closing market price of our common stock on the acquisition date.

Non-qualified Deferred Compensation

We do not maintain any non-qualified defined contribution plans or other deferred compensation plans.

Pension Benefits

We do not maintain any qualified or non-qualified defined benefit plans.

POTENTIAL PAYMENTS UPON

TERMINATION OR CHANGE IN CONTROL

Background

We have entered into agreements and maintain plans and arrangements that may require us to pay or provide compensation and benefits to our named executive officers in the event of certain terminations of employment or a change in control. For example, all of our current named executive officers other than Mr. Lund are participants in our CIC Plan, which provides “double-trigger” severance protections in the event that a participating executive’s employment is terminated under qualifying circumstances in connection with a change in control. Estimates of the amounts to be paid or provided to each of our current named executive officers in connection with a termination of employment or a change in control are provided below.

The benefits actually payable to our former named executive officers (Messrs. Koehler, Fair and Morton) as a result of the termination of their employment in 2016 are also described below.

Estimated Payments to Current Named Executive Officers

The estimates set forth below of the amounts payable to our current named executive officers upon termination of employment or in connection with a change in control are based on the assumption that the various triggering events occurred on the last day of 2016, along with other material assumptions noted below. The actual amounts that would be paid to a named executive officer upon termination or a change in control can only be determined at the time the actual triggering event occurs.

The estimated amount of compensation and benefits described below for our current named executive officers does not take into account compensation and benefits that were already earned at the time of the applicable triggering event, such as equity awards that have previously vested in accordance with their terms or vested benefits otherwise payable under our compensation programs. As a result, the estimates below for our current named executive officers do not provide information on the payout of 2016 incentive awards under our annual bonus programs, because those awards were earned as of December 31, 2016, subject to Committee approval, regardless of whether the executive terminated employment or a change in control occurred on that date. Please refer to the Outstanding Equity Awards at Fiscal Year-End table for a complete summary of each named executive officer’s vested equity awards as of December 31, 2016, and to the Summary Compensation Table for the annual incentives earned by our named executive officers in 2016.

Non-Change in Control Scenarios

Treatment of Equity Awards on Termination of Employment (not in Connection with a Change in Control)

The following chart summarizes the vesting treatment of our employee equity awards in the event of termination of employment, other than termination in connection with a change in control. The vesting treatment described below is conditioned upon the participant’s compliance with non-competition and non-solicitation provisions for a twelve-month period (or, if applicable law requires a shorter period, for the maximum period allowed under applicable law), as well as confidentiality restrictions. Our PBRSUs and RSUs generally pay out upon vesting. However, to the extent necessary to comply with Section 409A of the Internal Revenue Code and avoid triggering adverse tax consequences to our executives, payment of vested PBRSUs and RSUs may be delayed until termination of employment, six months after termination of employment, or the end of the scheduled performance or service period.

While he was a non-employee member of Teradata’s Board of Directors, Mr. Lund participated in our compensation program for non-employee directors, including receiving equity awards in the form of restricted share units that generally vest in four installments on a quarterly basis over the one-year period after the date of grant, which awards would become vested in full upon Mr. Lund’s death or the occurrence of a change in control of Teradata prior to a quarterly vesting date. The chart below describes the vesting terms of the equity awards granted to our employees, which differ from those applicable to non-employee director awards.

Situation	PBRSUs	Service-Based RSUs	Stock Options
Death and Long-Term Disability (LTD)

In the event of death or LTD during the performance period, a pro-rata portion of the award, calculated as of the date of death or LTD, will become vested based on actual results during the performance period.

In the event of death or LTD after the end of the performance period and prior to payment, awards vest in full, to the extent earned, upon the date of death or LTD.

		Awards vest in full upon the date of death or LTD.	Awards vest in full upon the date of death or LTD. Awards granted after 2008 remain exercisable until the later of the expiration of the ten-year term or three years after death or LTD. Awards granted in 2007 and 2008 remain exercisable until the later of the expiration of the ten-year term or (a) one year after death or LTD, if death or LTD occurs prior to age 55, or (b) three years after death or LTD, if death or LTD occurs on or after age 55.

Retirement (termination on or after age 55, with the consent of the Committee, where applicable)

A pro-rata portion of the award, calculated as of retirement, will become vested based on actual results during the performance period.

For Mr. Lund, who is retirement-eligible without Committee consent, the full number of PBRSUs earned based on actual results during the entire performance period, without pro-ration, will become vested if his employment terminated after the first year of the applicable performance period for any reason other than a termination by Teradata for cause.

		A pro-rata portion will become vested as of date of retirement.	Unvested awards are forfeited. Vested awards expire the earlier of three years following retirement date or the expiration date.

Situation	PBRSUs	Service-Based RSUs	Stock Options

Termination due to Reduction-in-Force (RIF)	A pro-rata portion of the award, calculated as of the date of RIF will become vested based on actual results during the performance period.	A pro-rata portion will become vested as of the date of RIF.	Unvested awards are forfeited. Vested awards expire the earlier of the fifty-ninth day after termination or the expiration date.

Voluntary Resignation (other than retirement, as described above)	Unvested awards are forfeited.	Unvested awards are forfeited.	Unvested awards are forfeited. Vested awards expire the earlier of the fifty-ninth day after termination or the expiration date.

The tables below quantify the amounts that would be payable to our current named executive officers in the event of termination of employment, other than termination in connection with a change in control.

Death or Disability

We would have provided each current named executive officer (or his beneficiary) with the following estimated payments or benefits had he died or become disabled on December 31, 2016.

Executive	Life Insurance ($)(1)	Disability Payments ($)(2)	Stock Options ($)(3)	Restricted Share Units ($)(3)	Total ($)
Victor Lund	1,200,000	636,898	—	4,221,733	6,058,631
Stephen Scheppmann	958,800	532,079	—	1,000,865	2,491,744
Daniel Harrington	920,000	566,415	—	1,811,721	3,298,136
Oliver Ratzesberger	3,300,000	501,014	—	935,532	4,736,546
John Dinning	1,240,000	515,000	—	704,592	2,459,592

(1)	Proceeds would be payable by a third-party insurer. Benefits provided upon death depend on the individual level of benefits chosen by the named executive officer during the annual benefits enrollment process. The named executive officers receive the same Company-provided life insurance coverage as is generally offered to U.S.-based employees. The coverage is 200% of base salary for life insurance. Each U.S.-based employee has the option of choosing a higher level of coverage at his own expense. Each current named executive officer opted for core coverage for 2016, except for Messrs. Ratzesberger and Dinning, who opted for higher coverage.

(2)	Benefits provided upon disability generally depend on the individual level of benefits chosen by the named executive officer during the annual benefits enrollment process. The current named executive officers receive the same short-term and long-term disability coverage as is generally offered to U.S.-based employees. The core coverage is (i) for short-term disability, 100% of base salary for two to eighteen weeks depending on years of service and 66 2/3% of base salary for the remainder of a twenty-six week period, and (ii) for long-term disability, 50% of base salary (up to a maximum monthly payment of $15,000) for the duration of an employee’s long-term disability. Each U.S. employee has the option of choosing a higher level of coverage at his own expense. Each current named executive officer opted for core coverage for 2016, except for Messrs. Ratzesberger and Dinning, who opted for higher coverage. The payments above assume maximum payout based on the named executive officer’s coverage election for twenty-six weeks of short-term disability plus two years of long-term disability.

(3)	Equity valuations are based on a closing price of our stock on December 30, 2016 of $27.17, which was less than the exercise price of all of the current named executive officers’ outstanding, unvested stock options on that date.

Retirement

We would have provided each current named executive officer with the following estimated payments if he had retired (with Committee consent, where applicable) on December 31, 2016.

Executive	Restricted Share Units ($)(1)(2)	Total ($)
Victor Lund	4,088,328	4,088,328
Stephen Scheppmann	307,111	307,111
Daniel Harrington	—	—
Oliver Ratzesberger	—	—
John Dinning	—	—

(1)	Equity valuations are based on a closing price of our stock on December 30, 2016 of $27.17.

(2)	Only Mr. Lund and Mr. Scheppmann were eligible for retirement (age 55 or older) on December 31, 2016. Committee consent would be required for retirement vesting of Mr. Scheppmann’s restricted share unit awards, but not for Mr. Lund’s restricted share unit awards.

Reduction-in-Force Severance

Each current named executive officer would have been entitled to the following estimated payments and benefits if, on December 31, 2016, we terminated the executive’s employment in connection with a reduction-in-force prior to, or more than two years after, a change in control.

Executive	Cash ($)(1)	Restricted Share Units ($)(2)	Out- placement Counseling ($)	Total ($)
Victor Lund	400,000	4,088,328	10,000	4,498,328
Stephen Scheppmann	275,000	307,111	10,000	592,111
Daniel Harrington	234,610	697,638	10,000	942,248
Oliver Ratzesberger	237,500	340,375	10,000	587,875
John Dinning	225,000	246,713	10,000	481,713

(1)	The cash severance payments reflect the maximum amounts payable under our reduction-in-force programs that are generally available to salaried, U.S.-based employees.

(2)	Equity valuations are based on a closing price of our stock on December 30, 2016 of $27.17.

Change in Control Scenarios

Change in Control Severance Plan

We maintain the CIC Plan to help retain key executives by reducing personal uncertainty that may arise from the possibility of a change in control and to promote their objectivity and neutrality in evaluating transactions that may be in the best interest of the Company and its stockholders. This plan establishes objective criteria to determine whether a change in control has occurred, and provides for severance payments and benefits on a “double trigger” basis (including vesting of equity awards that are assumed in a change in control transaction, other than non-employee director restricted share units held by Mr. Lund, which, by their terms, vest on a “single-trigger” basis on the occurrence of a change in control). The “double trigger” design is intended to further our goals to retain key executives upon a change in control.

Each current named executive officer — other than Mr. Lund — participates in the CIC Plan. In the event of an involuntary termination of his employment in connection with a reduction-in-force, Mr. Lund would be eligible to receive severance benefits under our reduction in force programs that are generally available to the Company’s salaried, U.S.-based employees.

Under the CIC Plan, if a participating executive’s employment is terminated by us other than for “cause”, death or disability or if the executive resigns for “good reason” within two years after a “change in control” (or within six months prior to a change in control, if the executive can demonstrate that the termination occurred in connection with a change in control), then Teradata or its successor will be obligated to pay or provide the following benefits:

•

A lump sum payment equal to 2.0 times (for Messrs. Scheppmann and Harrington) or 1.0 times (for Messrs. Ratzesberger and Dinning) the executive’s annual base salary and annual incentive. For this purpose, annual incentive generally means the average annual incentive earned for the prior three years;

•	A lump sum payment equal to a pro-rata portion of the average annual incentive earned for the prior three years;

•	Continued medical, dental and life insurance coverage for two years (for Messrs. Scheppmann and Harrington) or one year (for Messrs. Ratzesberger and Dinning); and

•	Continued outplacement and financial counseling services, if such services are offered at such time, for one year.

The CIC Plan provides that upon termination of employment, each participant is prohibited from soliciting our employees for a one-year period and is subject to confidentiality restrictions. Moreover, each participant is required to sign a release of all claims against the Company prior to receiving severance benefits under the plan. The CIC Plan does not provide for any “gross-up” payments related to excise taxes that may be imposed on an executive in connection with a change in control.

For purposes of the plan, the term “cause” generally means the willful and continued failure to perform assigned duties or the willful engaging in illegal or gross misconduct that materially injures the Company. The term “good reason” generally means (i) the assignment of duties inconsistent with the executive’s position, authority, duties or responsibilities as in effect prior to a change in control; (ii) a reduction in base salary; (iii) failure to pay incentive compensation when due; (iv) a reduction in target or maximum incentive opportunities; (v) a failure to continue the equity compensation plan or other employee benefit programs; (vi) a relocation of the executive’s office by more than forty miles (provided that it also increases the executive’s commute by more than 20 miles); or (vii) failure to require a successor to assume the plan.

The term “change in control” generally means any of the following: (i) an acquisition of 50% or more of our stock by any person or group, other than the Company, our subsidiaries or employee benefit plans; (ii) a change in the membership of our Board of Directors, such that the current incumbents and their approved successors no longer constitute a majority; (iii) a reorganization, merger, consolidation or sale or other disposition of substantially all of our assets in which any one of the following is true — our old stockholders do not hold at least 50% of the combined enterprise, there is a 50%-or-more stockholder of the combined enterprise (other than as a result of conversion of the stockholder’s pre-combination interest in the Company), or the members of our Board of Directors (immediately before the combination) do not make up a majority of the board of the combined enterprise; or (iv) stockholder approval of a complete liquidation.

Treatment of Equity Awards

As described above, the CIC Plan generally provides for “double trigger” vesting of employee equity awards in connection with a change in control, meaning that, if the awards are assumed by the surviving entity in the change of control, vesting of the awards will not accelerate unless the executive also has a qualifying termination of employment (by the Company without cause or by the executive for good reason). In contrast, if the surviving entity does not assume the equity awards upon the change in control, unvested awards will become vested upon the occurrence of the change in control. The treatment of our employee equity awards in connection with a change of control is summarized in the chart below.

As noted above, while he was a non-employee member of Teradata’s Board of Directors, Mr. Lund participated in our compensation program for non-employee directors, including receiving equity awards in the form of restricted share units that generally vest in four installments on a quarterly basis over the one-year period after the date of grant, which awards would become vested in full on a “single-trigger” basis upon the occurrence of a change in control prior to a quarterly vesting date.

Change in Control (“CIC”)
1-Year Performance Period PBRSUs	3-Year Performance Period PBRSUs	Service-Based RSUs	Stock Options

If the award is not assumed by the surviving entity, then the award will vest in full, either at the “target” level, if the CIC occurs during the performance period, or based on actual performance, if the CIC occurs after the end of the performance period and prior to payment.

If the award is assumed, then, subject to the executive’s continued employment (except for Mr. Lund, whose PBRSUs will be fully vested based on service through December 31 of the applicable1-year performance period), the award will continue to vest, either at the “target” level, if the CIC occurs during the performance period, or based on actual performance, if the CIC occurs after the end of the performance period and prior to payment. However, vesting of the award will be accelerated if the executive’s employment is terminated without “cause,” terminated on account of death, disability, retirement or reduction in force, or the executive terminates his employment for “good reason,” within twenty-four months after the CIC.

If the award is not assumed by the surviving entity, then the award will vest in full, either at the “target” level, if the CIC occurs during the first year of the performance period, or based on actual performance up to the date of the CIC, if the CIC occurs during the second or third year of the performance period.

If the award is assumed, then, subject to the executive’s continued employment (except for Mr. Lund, whose PBRSUs will be fully vested based on service through December 31 of the first year of the applicable 3-year performance period), the award will continue to vest, either at the “target” level, if the CIC occurs during the first year of the performance period, or based on actual performance up to the date of the CIC, if the CIC occurs during the second or third year of the performance period. However, vesting of the award will be accelerated if the executive’s employment is terminated without “cause,” terminated on account of death, disability, retirement or reduction in force, or the executive terminates his employment for “good reason,” within twenty-four months after the CIC.

If the award is not assumed by the surviving entity, then vesting accelerates upon the CIC.

If the award is assumed, then vesting accelerates if the executive’s employment is terminated other than for “cause” or disability or the executive terminates his employment for “good reason,” within twenty-four months after the CIC.

If the option is not assumed by the surviving entity, then vesting accelerates upon the CIC.

If the option is assumed, then vesting accelerates if the executive’s employment is terminated other than for “cause” or disability, or the executive terminates his employment for “good reason”, within twenty-four months after the CIC.

The tables below quantify the amounts that would be payable to our current named executive officers in the event of a change in control or in the event of termination of employment in connection with a change in control.

Qualifying Termination Within Two Years After a Change in Control

Our current named executive officers would have been entitled to the following estimated payments and benefits if a change in control occurred on December 31, 2016, and (i) for the current named executive officers other than Mr. Lund, the executive’s employment was terminated without “cause” or the executive terminated his employment for “good reason” immediately following such change in control, or (ii) for Mr. Lund, his employment was involuntarily terminated in a reduction-in-force immediately following such change in control.

Executive	Cash ($)(1)	Stock Options ($)(2)	Restricted Share Units ($)(2)	Welfare Benefits ($)	Out-placement Counseling ($)	Total ($)
Victor Lund	400,000	—	4,221,733	—	10,000	4,631,733
Stephen Scheppmann	1,418,138	—	1,289,501	23,840	10,000	2,741,479
Daniel Harrington	1,221,913	—	2,148,466	32,223	10,000	3,412,602
Oliver Ratzesberger	536,987	—	1,127,950	16,194	10,000	1,691,131
John Dinning	481,229	—	864,949	15,629	10,000	1,371,807

(1)	Mr. Lund does not participate in the CIC Plan and is not a party to any agreement with the Company that provides for cash severance upon a termination without cause or for good reason in connection with a change in control. However, as described above, Mr. Lund participates in our reduction in force programs that are generally available to the Company’s salaried, U.S.-based employees, and the cash amount reported for Mr. Lund in this column reflects the maximum cash severance benefits provided under those programs. The cash amounts reported in this column for current named executive officers other than Mr. Lund reflect cash severance benefits under the CIC Plan, but do not reflect any pro-rata annual bonuses for 2016. This is because we are required to assume a termination date of December 31, 2016. On that date, each current named executive officer would have already earned a bonus for 2016 regardless of whether he terminated employment. Please refer to the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for the amount of the 2016 bonus paid to each executive.

(2)	Equity valuations are based on the following assumptions: (i) a closing price of our stock on December 30, 2016 of $27.17 (which was less than the exercise price of all of the current named executive officers’ outstanding, unvested stock options on that date); (ii) the awards are assumed in the corporate transaction and vest immediately prior to the change in control (at the “target” level, in the case of the relative TSR PBRSUs, and based on actual performance for the 2016 performance period PBRSUs); and (iii) each named executive officer’s employment is terminated without “cause” or by the executive for “good reason” immediately after the corporate transaction.

Change in Control and Equity Awards are not Assumed by Surviving Entity

Our current named executive officers would have been entitled to the following estimated payments and benefits in the event that a “change in control” occurred on December 31, 2016, and the named executive officer’s equity awards were not assumed by the surviving entity. If the awards were assumed by the surviving entity, then the awards would not vest on a change in control, but would vest on a qualifying termination within two years after the change in control as illustrated in the table immediately above.

Executive	Stock Options ($)(1)	Restricted Share Units ($)(1)	Total ($)
Victor Lund	—	4,221,733	4,221,733
Stephen Scheppmann	—	1,289,501	1,289,501
Daniel Harrington	—	2,148,466	2,148,466
Oliver Ratzesberger	—	1,127,950	1,127,950
John Dinning	—	864,949	864,949

(1)	Equity valuations are based on the following assumptions: (i) a closing price of our stock on December 30, 2016 of $27.17 (which was less than the exercise price of all of the current named executive officers’ outstanding, unvested stock options on that date); and (ii) the awards are not assumed in the corporate transaction, vest immediately prior to the change in control (at the “target” level, in the case of the relative TSR PBRSUs, and based on actual performance for the 2016 performance period PBRSUs) and are cashed out.

Payments to Former Named Executive Officers

The following table quantifies the benefits payable to Messrs. Koehler, Fair and Morton in connection with their respective terminations of employment during 2016, which are described above in Section 5 of the Compensation Discussion and Analysis.

Executive	Cash ($)(1)	Stock Options ($)(2)	Restricted Share Units ($)(2)	Welfare Benefits ($)(3)	Out-placement Counseling ($)	Total ($)
Michael Koehler	3,040,000	—	—	15,819	—	3,055,819
Robert Fair	1,995,103	—	933,181	21,948	10,000	2,960,232
Richard Morton	507,752	24,118	497,646	15,819	10,000	1,055,335

(1)	The cash severance amounts include pro-rated 2016 annual incentive bonuses of $340,000 for Mr. Koehler, $522,478 for Mr. Fair, and $127,752 for Mr. Morton.

(2)	Equity valuations are based on the following assumptions: (i) a closing price of our stock on December 30, 2016 of $27.17 (which was less than the exercise price of all of the current named executive officers’ outstanding stock options on that date other than 5,955 of Mr. Morton’s options); and (ii) the value reported for pro-rata vesting of PBRSUs is based on actual performance through December 31 2016 (and as a result does not reflect any pro-rated value for the relative TSR PBRSUs for the 2016-2018 performance period, because our TSR performance as of that date was below the threshold level).

(3)	Reflects the value of subsidized health and dental insurance coverage for 18 months after termination.

ADVISORY (NON-BINDING) VOTE

ON EXECUTIVE COMPENSATION

(Item 2 on Proxy Card)

The foundation of our executive compensation program is to pay for performance. Our executive officers are compensated based on the key financial and strategic drivers of our business and in a manner that is consistent with competitive practices and sound corporate governance principles. We believe that our executive compensation program aligns our incentive compensation with the long-term interests of our stockholders because it is designed to motivate our executives to deliver long-term sustainable growth and stockholder value, and to provide retention incentives. The board encourages you to review the Executive Compensation section of this proxy statement, including the Compensation Discussion and Analysis and related tables and narratives, beginning on page 33 of this proxy statement, for additional details on our executive compensation program.

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, stockholders are able to vote to approve, on an advisory (non-binding) basis no less than once every three years, the compensation of our named executive officers (a “say-on-pay” vote). Since our annual meeting of stockholders in 2011, we have provided our stockholders with annual say-on-pay voting opportunities. In connection with our 2016 annual meeting, our advisory say-on-pay proposal was approved by approximately 87.1% of the votes cast at the meeting.

Since 2015, our Board of Directors has regularly engaged stockholders to solicit their input regarding the Company’s executive compensation program. This past year, we again sought feedback from our largest 25 institutional investors, representing approximately 72% of Teradata’s outstanding shares. Discussions with investors who responded to our outreach efforts (and others who reached out to us) touched on a number of themes including stockholders’ desire that a meaningful portion of long-term incentive value be allocated to performance-based equity awards for a strong rationale and linkage between applicable performance goals and the Company’s business strategy. The changes to our executive compensation that were approved in 2016, as described below, were consistent with the common themes expressed by our stockholders and generally have been viewed very favorably by investors because they reinforce the performance-oriented structure of our program:

1.	We increased the percentage of the long-term incentive opportunity allocated to performance-based equity awards from 50% to 100% because we believe that an all-performance plan will deliver better results.

2.	We eliminated service-based restricted share units and stock options.

3.	We increased the weighting of performance-based equity awards based on relative total shareholder return over a 3-year performance period (2017-2019) from 25% to approximately 37%.

4.	We added achievement of important business transformation financial and operational measures as key performance metrics for approximately 63% of the performance-based equity awards.

We are now providing our stockholders with the opportunity to cast non-binding advisory votes to approve the compensation of our named executive officers for 2016, and are asking stockholders to vote to adopt the following resolution:

RESOLVED, that the stockholders of Teradata Corporation approve, on an advisory basis, the compensation of the Company’s named executive officers, as such compensation is described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure and related material, set forth in the Company’s definitive proxy statement for the 2017 annual meeting of stockholders.

This say-on-pay proposal vote is intended to provide an overall assessment of our executive compensation program rather than focus on any specific item of compensation. As an advisory vote, this proposal is non-binding. However, the board and our Compensation and Human Resource Committee, which is responsible for designing and overseeing the administration of our executive compensation program, values the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

The Board of Directors recommends that you vote FOR this proposal.

Proxies will be so voted unless stockholders specify otherwise in their proxies. Approval of this resolution requires the affirmative vote of a majority of the voting power present (in person or by proxy) at the meeting and entitled to vote on this item of business. However, the results of this vote are not binding on the board, whether or not any resolution is passed under this voting standard. To the extent there is any significant vote against our executive compensation program, the Compensation and Human Resource Committee will evaluate whether any actions are necessary and appropriate to address stockholder concerns.

ADVISORY (NON-BINDING) VOTE

ON FREQUENCY OF SAY-ON-PAY VOTE

(Item 3 on Proxy Card)

Under SEC rules in connection with the say-on-pay vote described in Proposal 2 above, we are required to solicit stockholder votes on the frequency of future say-on-pay proposals at least once every six years. In 2011, our stockholders were given an opportunity to cast an advisory, non-binding vote on the frequency of future say-on-pay votes conducted by the Company. At that meeting, the most votes were cast for the frequency period of every one year and the Company has since provided stockholders with an opportunity to approve its executive compensation on an annual basis.

We are now providing our stockholders with the opportunity to cast non-binding advisory votes to approve the frequency of future say-on-pay votes. The Board of Directors continues to feel that annual say-on-pay votes are an appropriate means to obtain stockholders’ views on the Company’s executive compensation program for consideration in making decisions with respect to such program. Therefore, the board is recommending that we continue the practice of annual say-on-pay votes.

The Board of Directors recommends that you vote FOR the option of once every year as the preferred frequency for advisory say-on-pay votes on executive compensation.

Proxies will be so voted unless stockholders specify otherwise in their proxies. Approval of this resolution requires the affirmative vote of a majority of the voting power present (in person or by proxy) at the meeting and entitled to vote on this item of business. However, the results of this vote are not binding on the board, whether or not this item is passed under this voting standard. In evaluating the vote on this advisory resolution, the board will consider the voting results in their entirety.

DIRECTORS’ PROPOSAL TO RATIFY THE

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2017

(Item 4 on Proxy Card)

The Audit Committee of the Board of Directors, which is composed entirely of independent directors, appointed PricewaterhouseCoopers (“PwC”) as our independent registered public accounting firm for 2017 to audit our consolidated financial statements. The board has approved this appointment and, as a matter of good corporate governance, is asking you to ratify this appointment.

In determining whether to reappoint PwC as our independent auditor, the Audit Committee considers, among other things, the length of time PwC has been engaged, in addition to considering the quality of the discussions with the independent auditor and an assessment of past performance of PwC. The Audit Committee annually reviews PwC’s independence and performance in deciding whether to retain PwC or engage another firm as our independent registered public accounting firm. In the course of these reviews, the Audit Committee considers, among other things:

•	PwC’s historical and recent performance on the Teradata audit;

•	PwC’s capability and expertise in handling the breadth and complexity of our worldwide operations;

•	The appropriateness of PwC’s fees for audit and non-audit services;

•	PwC’s independence;

•	The potential impact of changing auditors; and

•	PwC’s tenure as our independent auditor, including the benefits of having a long-tenured auditor and controls and processes that help ensure PwC’s independence.

Based on its “Pre-Approval Policy” (as defined on page 78 of this proxy statement) and applicable SEC rules and guidance, the Audit Committee has considered whether the provision of the tax and other non-audit services described below under the caption “Fees Paid to Independent Registered Public Accounting Firm” was compatible with maintaining PwC’s independence and concluded that it was. Based on its review of the above factors, the Audit Committee believes that it is in the best interests of Teradata and our stockholders to retain PwC as our independent registered public accounting firm for 2017.

PwC has been our independent registered public accounting firm since 2007. The firm is considered a leader in providing audit services to the high-technology industry. The board believes that PwC is well-qualified to serve as our independent registered public accounting firm given its experience, global presence with offices or affiliates in or near most locations where we do business, and quality audit work in serving us. PwC rotates its audit partners assigned to audit us at least once every five years in accordance with SEC rules, and the Audit Committee oversees the selection of PwC’s lead engagement partner. In addition, the Audit Committee has placed restrictions on our ability to hire any employees or former employees of PwC or its affiliates.

Representatives of PwC will be at the annual meeting to answer questions, and they may also make any statement they wish at the meeting.

The Board of Directors recommends that you vote FOR this proposal.

Approval of this proposal requires the affirmative vote of a majority of the voting power present (in person or by proxy) at the meeting and entitled to vote on this item of business. If the stockholders do not approve this proposal, the Audit Committee and the Board of Directors will reconsider the appointment, but may decide to maintain its appointment of PwC. Proxies solicited by the board will be voted FOR this proposal, unless you specify otherwise in your proxy.

BOARD AUDIT COMMITTEE REPORT

The Company’s management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. PricewaterhouseCoopers LLP (“PwC”), the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles. A more detailed discussion of the factors considered by the Audit Committee in appointing PwC as Teradata’s independent auditor is found on page 76 of this proxy statement.

In the course of fulfilling its oversight responsibilities for the Company, the Audit Committee has reviewed and discussed with management the Company’s audited financial statements for fiscal year 2016, as well as quarterly earnings releases and quarterly reports on Form 10-Q, and, together with the Board of Directors, has reviewed and discussed the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2016 and this proxy statement. In addition, as part of their oversight responsibility, the Audit Committee members have reviewed and discussed with management the adequacy and effectiveness of the Company’s internal control over financial reporting. PwC has also discussed with the Audit Committee significant matters regarding internal control over financial reporting that have come to its attention during the course of its audit of the consolidated financial statements. The Audit Committee also discussed with the Company’s management the process used for certifications by the Company’s Chief Executive and Chief Financial Officers for the Company’s quarterly and year-end filings with the SEC, as well as the clarity and completeness of the Company’s financial disclosures. Further, the Audit Committee discussed with PwC the matters required to be discussed under the Public Company Accounting Oversight Board (PCAOB), Auditing Standard No. 16 (Communications with Audit Committees). These matters include: (i) the overall scope and plans for PwC’s independent audit as well as approval of the terms of PwC’s engagement letter; (ii) review of Teradata’s internal audit plan; (iii) review of PwC’s audit strategy and approach, including accounting policies, practices and estimates; and (iv) PwC’s evaluation of our financial reporting and other key findings related to the audit. The Audit Committee also has received the written disclosures and the letter from PwC required by the applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning independence and has discussed with PwC its independence from management and the Company. Pages 20 to 21 of this proxy statement contain a detailed listing of the Audit Committee’s areas of responsibility.

The Audit Committee met in executive session periodically in 2016 with PwC, the Company’s Chief Financial Officer, and Vice President of Enterprise Risk and Assurance Services, each of whom has unrestricted access to the committee.

Based on the reviews and the discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 for filing with the Securities and Exchange Commission.

Dated: February 22, 2017

The Audit Committee:

Nancy E. Cooper, Chair

Cary T. Fu, Member

David E. Kepler, Member

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table presents the fees accrued or billed for professional audit services rendered by our independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”), for the audit of our consolidated financial statements for fiscal years 2016 and 2015, as well as the worldwide fees accrued or billed for other services rendered by PwC in 2016 and 2015.

Service	2016 ($)		2015 ($)
Audit Fees	2,253,241	(1)	2,349,954	(2)
Audit-Related Fees	64,075		0
Tax Fees	50,000	(3)	69,416	(4)
All Other Fees	4,500	(5)	4,500	(5)
Total Fees	2,371,816		2,423,870

(1)

Includes fees related to the annual audit and quarterly review of our consolidated financial statements, the audit of internal control over financial reporting, attestation services and review services associated with our filings with the SEC, and consultations with management as to the accounting or disclosure treatment of transactions or events and the actual or potential impact of final or proposed rules, standards or interpretations by regulatory and standard setting bodies (“consultation services”). Also includes $154,289 for the 2015 statutory audits of the financial statements of select foreign subsidiaries.

(2)

Includes fees related to the annual audit and quarterly review of our consolidated financial statements, the audit of internal control over financial reporting, attestation services and review services associated with our filings with the SEC, and consultation services. Also includes $194,954 for the 2014 statutory audits of the financial statements of select foreign subsidiaries.

(3)	Includes tax fees for state tax consulting work.
(4)	Includes tax fees for tax compliance services related to our subsidiaries in Mexico.
(5)	Includes license fees for PwC software products used to assist in conducting accounting research and other service tools.

The Audit Committee has adopted policies and procedures regarding its pre-approval of the audit, audit-related, tax and all other non-audit services to be provided by our independent registered public accounting firm or its affiliates to us or our consolidated subsidiaries (the “Pre-Approval Policy”). This policy is designed to assure that the provision of such services does not impair the independence of our independent registered public accounting firm. Under the Pre-Approval Policy, at the beginning of each fiscal year, the Audit Committee will review the services proposed by management and our independent registered public accounting firm to be provided during that year. The Audit Committee will then provide its pre-approval based on the limitations set forth in the Pre-Approval Policy. These limitations include the following:

•

In no case should we or any of our consolidated subsidiaries retain our independent registered public accounting firm or its affiliates to provide management consulting services or any non-audit services that are not permitted under applicable laws and regulations, including, without limitation, the Sarbanes-Oxley Act of 2002 and the SEC’s related rules and regulations.

•

Unless a type of service to be provided by the independent registered public accounting firm has received general pre-approval, it will require specific pre-approval by the Audit Committee. Any other non-audit services and tax consulting services will require specific pre-approvals by the Audit Committee and a determination that such services would not impair the independence of our independent registered public accounting firm. Specific pre-approvals by the Audit Committee will also be required for any material changes or additions to the pre-approved services.

•	The Audit Committee recommends that the ratio of total tax and all other non-audit services to total audit and audit-related services procured by us in a fiscal year be less than one-to-one.

•

The Audit Committee will not permit the exclusive retention of our independent registered public accounting firm in connection with a transaction initially recommended by the independent registered public accounting firm, the purpose of which may be tax avoidance and the tax treatment of which is not supported in applicable tax law.

•

Pre-approval fee levels for all services to be provided by the independent registered public accounting firm will be established annually by the Audit Committee, and updated on a quarterly basis by the Audit Committee at its regularly scheduled meetings. Any proposed services significantly exceeding these levels will require separate pre-approval by the Audit Committee.

•

Our Chief Accounting Officer will report to the Audit Committee on a quarterly basis regarding the status of all pre-approved audit, audit-related, tax and all other non-audit services provided by our independent registered public accounting firm or its affiliates to us or our consolidated subsidiaries.

•

Back-up documentation will be provided as appropriate to the Audit Committee by management and/or the independent registered public accounting firm when requesting pre-approval of services by our independent registered public accounting firm. At the request of the Audit Committee, additional detailed documentation regarding the specific services will be provided.

•

Requests or applications to provide services that require separate approval by the Audit Committee will be submitted to the Audit Committee by our Chief Financial Officer, with the support of the independent registered public accounting firm, and must include a joint statement as to whether, in the view of management and the independent registered public accounting firm, the request or application is consistent with the SEC’s rules on auditor independence.

Under the Pre-Approval Policy, the Audit Committee has delegated to its Chair limited authority to grant pre-approvals for audit, audit-related, tax and other non-audit services in the event that immediate approval of a service is needed. The Chair shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting for its review and approval. The Audit Committee has not delegated to management its responsibilities to pre-approve services performed by the independent registered public accounting firm.

The audit, tax and all other non-audit services provided by PwC to us, and the fees charged for such services, will be actively monitored by the Audit Committee as set forth in the Pre-Approval Policy on a quarterly basis to maintain the appropriate level of objectivity and independence in the firm’s audit work for us. Part of the Audit Committee’s ongoing monitoring includes a review of any de minimis exceptions as provided in the applicable SEC rules for non-audit services that were not pre-approved by the Audit Committee. All services provided by PwC in the fiscal years 2016 and 2015 were pre-approved by the Audit Committee.

OTHER MATTERS

The Board of Directors does not know of any matters that will be brought before the 2017 annual meeting other than those listed in the notice of meeting. If any other matters are properly introduced at the meeting for consideration, including consideration of a motion to adjourn the meeting to another time or place, the individuals named on the proxy card will have authority to vote on such matters in their discretion.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., banks and brokers) to satisfy the delivery requirements for annual reports, proxy statements, and Notice of Internet Availability of Proxy Materials (“Notice”) with respect to two or more stockholders sharing the same address by delivering one annual report, proxy statement and Notice addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are Teradata’s stockholders will be “householding” our proxy materials. A single annual report, proxy statement and Notice will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. If you have multiple Teradata common stock record accounts and/or share an address with a family member who is a Teradata stockholder and want to receive more than one copy of the annual report, proxy statement or Notice, you may contact our mailing agent, Broadridge Financial Solutions, at Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York, 11717 (phone: 1-800-542-1061). Broadridge will remove you from the householding program within thirty days after receipt of this request and will mail you a separate copy of the annual report, proxy statement, and Notice. Stockholders who hold their stock through a bank or broker and currently receive multiple copies of the annual report, proxy statement or Notice at their address and would like to request “householding” of their communications should contact their bank or broker.

ADDITIONAL INFORMATION

Cost of Proxy Solicitation

We will pay the expenses of soliciting proxies in connection with the annual meeting. Proxies may be solicited on our behalf through the mail, in person, by telephone, electronic transmission, or facsimile transmission. We have hired Okapi Partners LLC to assist in the solicitation of proxies, at an estimated cost of $12,000 plus reimbursement of reasonable out-of-pocket expenses. In accordance with SEC and NYSE rules, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses of sending proxies and proxy materials as intermediaries to the beneficial owners of our common stock.

Procedures for Stockholder Proposals and Nominations

Under our bylaws, nominations for directors at an annual meeting may be made only by (i) the Board of Directors or a committee of the board, or (ii) a stockholder entitled to vote who has delivered notice to us within 90 to 120 days before the first anniversary of the date of the preceding year’s annual meeting and complied with the additional requirements set forth in our bylaws.

Our bylaws also provide that business may not be brought before an annual meeting unless it is (i) specified in our proxy materials (i.e., proposals brought by the Board of Directors and stockholder proposals that we are required to include in our proxy statement under SEC Rule 14a-8), (ii) brought before the meeting by or at the direction of the board, or (iii) brought by a stockholder entitled to vote who has delivered notice to us (containing certain information specified in the bylaws) within 90 to 120 days before the first anniversary of the date of the preceding year’s annual meeting and complied with the additional requirements set forth in our bylaws. In order to include a proposal in our notice of meeting and proxy materials pursuant to SEC Rule 14a-8, you must comply with the requirements of that rule.

A copy of the full text of our bylaws may be obtained upon written request to the Corporate Secretary at Teradata Corporation, 10000 Innovation Drive, Dayton, Ohio 45342. A copy of our bylaws, which were last amended by the Board of Directors on July 26, 2016, is also available on our corporate governance website at http://www.teradata.com/articles-and-bylaws.

Stockholder Proposals for 2018 Annual Meeting

To include a stockholder proposal in our 2018 notice of meeting and proxy materials pursuant to SEC Rule 14a-8, a stockholder must satisfy all applicable requirements of that rule, and the proposal must be received by our Corporate Secretary at Teradata Corporation, 10000 Innovation Drive, Dayton, Ohio 45342, no later than November 1, 2017. To present any other proposal at the 2018 annual meeting of stockholders, or to nominate a candidate for director election at the 2018 annual meeting, a stockholder must submit an advance written notice of such proposal and/or nomination (as applicable) to us that complies with certain requirements set forth in our bylaws. Such advance written notice must be received by our Corporate Secretary at the Company’s address provided on page 1 of this proxy statement no sooner than the close of business on December 18, 2017, and no later than the close of business on January 17, 2018.

The above notice and proxy statement are sent by order of the Board of Directors.

Laura Nyquist

General Counsel and Secretary

Dated: March 1, 2017

TERADATA CORPORATION 10000 INNOVATION DRIVE DAYTON, OH 45342

Your Internet or telephone proxy authorizes the proxyholders to vote the shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 18, 2017 (April 14, 2017 for participants in Teradata’s 401(k) Savings Plan). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Transmit your voting instructions via telephone up until 11:59 P.M. on April 18, 2017 (April 14, 2017 for participants in Teradata’s 401(k) Savings Plan). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to help Teradata reduce the costs incurred printing and mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years or go to www.investordelivery.com.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E17975-P87031-Z69440            KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TERADATA CORPORATION

The Board of Directors recommends that you vote FOR the Director Nominees listed below, FOR the 1-year voting option for the advisory (non-binding) vote to approve the frequency of say-on-pay vote, and FOR each of the other proposals listed below:

Vote on Directors				Vote on Directors		For	Against	Abstain
1. Election of Directors	For	Against	Abstain	2.	An advisory (non-binding) vote to approve executive compensation.	☐	☐	☐
Class I Nominees:
1a. Nancy E. Cooper	☐	☐	☐		1 Year	2 Years	3 Years	Abstain

1b. Daniel R. Fishback 1c. David E. Kepler	☐ ☐	☐ ☐	☐ ☐	3.	An advisory (non-binding) vote to approve the frequency of say-on-pay vote. *PLEASE SELECT ONLY ONE OPTION* ☐	☐	☐	☐
						For	Against	Abstain
1d. William S. Stavropoulos	☐	☐	☐	4.	Approval of the ratification of the appointment of independent registered public accounting firm for 2017.	☐	☐	☐
For address changes and/or comments, please check this box and write them on the back where indicated.			☐

NOTE: If you attend the meeting and decide to vote by ballot, your ballot will supersede and revoke this proxy. If signing for a corporation or partnership or as an agent, attorney or fiduciary, indicate the capacity in which you are signing.

This proxy card confers on the proxyholders discretionary authority with respect to matters not known or determined at the time of the mailing of the notice of the 2017 Annual Meeting of Stockholders.

Please sign exactly as your name(s) appear(s) on this proxy card. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

V.1.1

Annual Meeting of Stockholders

Teradata’s Annual Meeting of Stockholders will be held at 8:00 a.m. on April 19, 2017, at the Waldorf Astoria Chicago, 11 East Walton Street, Chicago, Illinois 60611. Please see your proxy statement for instructions should you wish to attend the meeting.

Important Notice Regarding the Availability of Proxy Materials for the 2017 Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

E17976-P87031-Z69440

TERADATA CORPORATION Proxy/Voting Instruction Card
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR TERADATA’S 2017 ANNUAL MEETING OF STOCKHOLDERS

The undersigned stockholder of Teradata Corporation, a Delaware corporation (“Teradata” or the “Company”), hereby appoints Victor Lund, Stephen Scheppmann and Laura Nyquist, and each of them, proxies, with full power of substitution, to vote all shares of common stock of Teradata that the undersigned is entitled to vote at Teradata’s Annual Meeting of Stockholders to be held in Chicago, Illinois on April 19, 2017, and at any postponement or adjournment thereof, in the manner indicated on the reverse side and in such proxyholders’ sole discretion, upon any matter that may properly come before the meeting, or any postponement or adjournment thereof, including to vote for the election of a substitute nominee for director as such proxyholders may select in the event any nominee named on this proxy card is unable to serve. This proxy card also provides voting instructions to the trustee of the Teradata Corporation Savings Plan, the Company’s 401(k) plan (the “Teradata Savings Plan”) and to the trustees and administrators of other plans, with regard to shares of Teradata common stock the undersigned may hold under such plans for which the undersigned is entitled to vote at said meeting to the extent permitted by such plans and their trustees and administrators. By executing this proxy card, the undersigned acknowledges receipt from the Company of the notice of the 2017 Annual Meeting of Stockholders and accompanying proxy statement and hereby revokes any previously granted proxy that relates to the aforementioned annual meeting.

The proxyholders or the trustees and administrators of the plans, as the case may be, will vote the shares in accordance with the directions on this proxy card. If you do not indicate your choices on this proxy card, the proxyholders will vote the shares in accordance with the directors’ recommendations. If you are a Teradata Savings Plan participant entitled to vote at the 2017 Annual Meeting of Stockholders and do not indicate your choices on this proxy card, those shares will be voted by the trustee of such plan.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) (Continued and to be signed on the reverse side.)

V.1.1